                        THE LOEWEN GROUP INC., as Issuer

                                       and

                         FLEET NATIONAL BANK, as Trustee

                                    INDENTURE


                         Dated as of ____________, 1997


                                  $500,000,000


                                 Debt Securities

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION. . . . . 1


    Section 1.01 Definitions . . . . . . . . . . . . . . . . . . . . . . . . 1
    Section 1.02 Incorporation by Reference of Trust Indenture Act . . . . .19
    Section 1.03 Rules of Construction . . . . . . . . . . . . . . . . . . .19

 ARTICLE TWO THE SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . .19


    Section 2.01 Amount of Securities; Issuable In Series. . . . . . . . . .19
    Section 2.02 Forms Generally . . . . . . . . . . . . . . . . . . . . . .21
    Section 2.03 Form Of Trustee's Certificate Of Authentication . . . . . .22
    Section 2.04 Authentication And Delivery Of Securities . . . . . . . . .22
    Section 2.05 Execution Of Securities . . . . . . . . . . . . . . . . . .25
    Section 2.06 Certificate Of Authentication . . . . . . . . . . . . . . .25
    Section 2.07 Denomination And Date Of Securities; Payments Of Interest .25
    Section 2.08 Registrar . . . . . . . . . . . . . . . . . . . . . . . . .26
    Section 2.09 Provision As To Paying Agent. . . . . . . . . . . . . . . .26
    Section 2.10 Transfer and Exchange . . . . . . . . . . . . . . . . . . .27
    Section 2.11 Mutilated, Defaced, Destroyed, Lost And Stolen Securities .29
    Section 2.12 Cancellation Of Securities; Disposition Thereof . . . . . .30
    Section 2.13 Temporary Securities. . . . . . . . . . . . . . . . . . . .30
    Section 2.14 Defaulted Interest. . . . . . . . . . . . . . . . . . . . .30
    Section 2.15 CUSIP Number. . . . . . . . . . . . . . . . . . . . . . . .31
    Section 2.16 Deposit of Moneys . . . . . . . . . . . . . . . . . . . . .31

 ARTICLE THREE SECURITYHOLDERS LIST AND REPORTS BY TLGI AND THE TRUSTEE. . .31


    Section 3.01 TLGI To Furnish Trustee Information As To Names
                 And Addresses Of Securityholders. . . . . . . . . . . . . .31
    Section 3.02 Preservation And Disclosure Of Securityholders Lists. . . .31
    Section 3.03 Reports By TLGI.. . . . . . . . . . . . . . . . . . . . . .32

 ARTICLE FOUR COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .33


    Section 4.01 Payment of Securities . . . . . . . . . . . . . . . . . . .33
    Section 4.02 Office For Notices And Payments, Etc. . . . . . . . . . . .33
    Section 4.03 Corporate Existence . . . . . . . . . . . . . . . . . . . .34
    Section 4.04 Payment of Taxes and Other Claims . . . . . . . . . . . . .34
    Section 4.05 Maintenance of Properties; Insurance; Books and Records;
                 Compliance with Law . . . . . . . . . . . . . . . . . . . .34
    Section 4.06 Compliance Certificate. . . . . . . . . . . . . . . . . . .35
    Section 4.07 Limitation on Indebtedness. . . . . . . . . . . . . . . . .35
    Section 4.08 Limitation on Restricted Payments . . . . . . . . . . . . .36
    Section 4.09 Limitation on Issuances and Sale of Preferred Stock by
                 Restricted Subsidiaries . . . . . . . . . . . . . . . . . .38
    Section 4.10 Limitation on Liens . . . . . . . . . . . . . . . . . . . .38
    Section 4.11 Change of Control . . . . . . . . . . . . . . . . . . . . .38

    Section 4.12 Disposition of Proceeds of Asset Sales. . . . . . . . . . .40
    Section 4.13 Limitation on Transactions with Interested Persons. . . . .42
    Section 4.14 Limitation on Dividends and Other Payment Restrictions
                 Affecting Subsidiaries. . . . . . . . . . . . . . . . . . .43
    Section 4.15 Limitations on Sale-Leaseback Transactions. . . . . . . . .43
    Section 4.16 Limitation on Applicability of Certain Covenants. . . . . .44
    Section 4.17 Commission Reports. . . . . . . . . . . . . . . . . . . . .44
    Section 4.18 Rule 144A Information Requirement . . . . . . . . . . . . .44
    Section 4.19 Waiver of Stay, Extension or Usury Laws . . . . . . . . . .44

 ARTICLE FIVE SUCCESSOR CORPORATION. . . . . . . . . . . . . . . . . . . . .45


    Section 5.01 When TLGI or LGII May Merge, etc. . . . . . . . . . . . . .45
    Section 5.02 Successor Substituted . . . . . . . . . . . . . . . . . . .46

 ARTICLE SIX REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .46


    Section 6.01 Events of Default . . . . . . . . . . . . . . . . . . . . .46
    Section 6.02 Acceleration. . . . . . . . . . . . . . . . . . . . . . . .48
    Section 6.03 Other Remedies. . . . . . . . . . . . . . . . . . . . . . .48
    Section 6.04 Waiver of Past Defaults . . . . . . . . . . . . . . . . . .49
    Section 6.05 Direction Of Proceedings; Waiver Of Defaults
                 By Majority Of Securityholders. . . . . . . . . . . . . . .49
    Section 6.06 Limitation on Suits . . . . . . . . . . . . . . . . . . . .50
    Section 6.07 Right of Holders To Receive Payment . . . . . . . . . . . .50
    Section 6.08 Collection Suit by Trustee. . . . . . . . . . . . . . . . .50
    Section 6.09 Trustee May File Proofs of Claims . . . . . . . . . . . . .50
    Section 6.10 Application Of Moneys Collected By Trustee. . . . . . . . .51
    Section 6.11 Undertaking for Costs . . . . . . . . . . . . . . . . . . .52
    Section 6.12 Restoration of Rights and Remedies. . . . . . . . . . . . .52
    Section 6.13 Remedies Cumulative And Continuing. . . . . . . . . . . . .52

 ARTICLE SEVEN TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . .52


    Section 7.01 Duties And Responsibilities Of The Trustee;
                 During Default; Prior To Default. . . . . . . . . . . . . .52
    Section 7.02 Certain Rights Of The Trustee . . . . . . . . . . . . . . .53
    Section 7.03 Trustee And Agents May Hold Securities; Collections, Etc. .55
    Section 7.04 Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . .55
    Section 7.05 Notice of Default . . . . . . . . . . . . . . . . . . . . .55
    Section 7.06 Money Held in Trust . . . . . . . . . . . . . . . . . . . .55
    Section 7.07 Reports by Trustee to Holders . . . . . . . . . . . . . . .55
    Section 7.08 Compensation and Indemnity. . . . . . . . . . . . . . . . .55
    Section 7.09 Resignation And Removal; Appointment Of Successor Trustee .56
    Section 7.10 Merger, Conversion, Consolidation Or Succession To
                 Business Of Trustee . . . . . . . . . . . . . . . . . . . .57
    Section 7.11 Persons Eligible For Appointment As Trustee . . . . . . . .58
    Section 7.12 Preferential Collection of Claims Against TLGI. . . . . . .58
    Section 7.13 Qualification Of Trustee; Conflicting Interests . . . . . .58
    Section 7.14 Acceptance Of Appointment By Successor Trustee. . . . . . .63
    Section 7.15 Appointment Of Authenticating Agent . . . . . . . . . . . .64

 ARTICLE EIGHT SATISFACTION AND DISCHARGE OF INDENTURE . . . . . . . . . . .65


    Section 8.01 Satisfaction And Discharge Of Indenture . . . . . . . . . .65
    Section 8.02 Indemnity for U.S. Government obligations; Repayment. . . .67
    Section 8.03 Application By Trustee Of Funds Deposited For Payment Of
                 Securities. . . . . . . . . . . . . . . . . . . . . . . . .67
    Section 8.04 Repayment to TLGI . . . . . . . . . . . . . . . . . . . . .67
    Section 8.05 Reinstatement . . . . . . . . . . . . . . . . . . . . . . .68

 ARTICLE NINE AMENDMENTS, SUPPLEMENTS AND WAIVERS. . . . . . . . . . . . . .68


    Section 9.01 Supplemental Indentures Without Consent Of Securityholders.68
    Section 9.02 Supplemental Indentures With Consent Of Securityholders . .69
    Section 9.03 Compliance with Trust Indenture Act . . . . . . . . . . . .70
    Section 9.04 Effect Of Supplemental Indenture. . . . . . . . . . . . . .70
    Section 9.05 Notation on or Exchange of Securities . . . . . . . . . . .71
    Section 9.06 Trustee May Sign Amendments, etc. . . . . . . . . . . . . .71

 ARTICLE TEN CONCERNING THE SECURITYHOLDERS. . . . . . . . . . . . . . . . .71


    Section 10.01 Evidence Of Action Taken By Securityholders. . . . . . . .71
    Section 10.02 Proof Of Execution Of Instruments And Of Holding Of
                  Securities . . . . . . . . . . . . . . . . . . . . . . . .71
    Section 10.03 Holders To Be Treated As Owners. . . . . . . . . . . . . .72
    Section 10.04 Securities Owned By TLGI Deemed Not Outstanding. . . . . .72
    Section 10.05 Right Of Revocation Of Action Taken. . . . . . . . . . . .72
    Section 10.06 Record Date For Consents And Waiver. . . . . . . . . . . .73

 ARTICLE ELEVEN MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .73


    Section 11.01 Conflict Of Any Provision Of Indenture With Trust
                  Indenture Act Of 1939. . . . . . . . . . . . . . . . . . .73
    Section 11.02 Notices. . . . . . . . . . . . . . . . . . . . . . . . . .73
    Section 11.03 Communication by Holders with Other Holders. . . . . . . .74
    Section 11.04 Officer's Certificates And Opinions Of Counsel;
                  Statements To Be Contained  Therein. . . . . . . . . . . .74
    Section 11.05 Payments Due On Saturdays, Sundays And Holidays. . . . . .75
    Section 11.06 Rules by Trustee, Paying Agent, Registrar. . . . . . . . .75
    Section 11.07 Governing Law. . . . . . . . . . . . . . . . . . . . . . .75
    Section 11.08 Consent to Service of Process. . . . . . . . . . . . . . .75
    Section 11.09 No Interpretation of Other Agreements. . . . . . . . . . .76
    Section 11.10 Partners, Incorporators, Stockholders, Officers And
                  Directors Of TLGI Exempt From Individual Liability . . . .76
    Section 11.11 Successors . . . . . . . . . . . . . . . . . . . . . . . .76
    Section 11.12 Duplicate Originals. . . . . . . . . . . . . . . . . . . .76
    Section 11.13 Severability . . . . . . . . . . . . . . . . . . . . . . .76
    Section 11.14 Table of Contents, Headings, Etc.. . . . . . . . . . . . .76
    Section 11.15 Provisions Of Indenture For The Sole Benefit Of
                  Parties And Holders Of Senior Indebtedness And
                  Of Securities. . . . . . . . . . . . . . . . . . . . . . .76

 ARTICLE TWELVE REDEMPTION OF SECURITIES AND SINKING FUNDS . . . . . . . . .77


    Section 12.01 Applicability Of Article . . . . . . . . . . . . . . . . .77

    Section 12.02 Notice Of Redemption; Partial Redemptions. . . . . . . . .77
    Section 12.03 Payments Of Securities Called For Redemption . . . . . . .78
    Section 12.04 Exclusion Of Certain Securities From Eligibility
                  For Selection For Redemption . . . . . . . . . . . . . . .79
    Section 12.05 Mandatory And Optional Sinking Funds . . . . . . . . . . .79

 ARTICLE THIRTEEN CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . .81


    Section 13.01 Applicability Of Article . . . . . . . . . . . . . . . . .81
    Section 13.02 Exercise Of Conversion Privilege . . . . . . . . . . . . .81
    Section 13.03 Fractional Interests . . . . . . . . . . . . . . . . . . .82
    Section 13.04 Adjustment Of Conversion Price . . . . . . . . . . . . . .82
    Section 13.05 Continuation Of Conversion Privilege In Case Of Merger,
                  Consolidation Or Sale Of Assets. . . . . . . . . . . . . .84
    Section 13.06 Notice Of Certain Events . . . . . . . . . . . . . . . . .85
    Section 13.07 Taxes On Conversion. . . . . . . . . . . . . . . . . . . .86
    Section 13.08 TLGI To Provide Stock. . . . . . . . . . . . . . . . . . .86
    Section 13.09 Disclaimer Of Responsibility For Certain Matters . . . . .86
    Section 13.10 Return Of Funds Deposited For Redemption Of Converted
                  Securities . . . . . . . . . . . . . . . . . . . . . . . .87

 SIGNATURES

          THIS INDENTURE, dated as of ____________, 1997, between The Loewen Group Inc., a body corporate organized under and governed by the laws of the Province of British Columbia, Canada (hereinafter referred to as "TLGI"), and Fleet National Bank, a national banking association as trustee (the "TRUSTEE").


                                W I T N E S S E T H:

          WHEREAS, TLGI has duly authorized the issue from time to time of debentures, notes or other evidences of indebtedness to be issued in one or more series (the "SECURITIES") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

          WHEREAS, TLGI has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

          WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been undertaken and completed;

          NOW, THEREFORE, In consideration of the premises and the purchase of the Securities by the Holders thereof, TLGI and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:


                                   ARTICLE ONE


             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 1.01. DEFINITIONS.

          "1996 REVOLVING CREDIT FACILITY" means the $750,000,000 Credit Agreement, dated as of May 15, 1996, among Loewen Group International, Inc., a Delaware corporation and a wholly owned subsidiary of TLGI ("LGII"), as borrower, TLGI, as guarantor, the lenders named therein, as the lenders, Goldman, Sachs & Co., as the documentation agent and Bank of Montreal, as issuer, swingline lender and agent.

          "ACQUIRED INDEBTEDNESS" means Indebtedness of a person (a) assumed or created in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Restricted Subsidiary of any other person.

          "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

          "ASSET ACQUISITION" means (a) an Investment by TLGI or any Restricted Subsidiary of TLGI (including, without limitation, LGII) in any other person pursuant to which such person shall become a Restricted Subsidiary of TLGI, or shall be merged with or into TLGI or any Restricted Subsidiary of TLGI, (b) the acquisition by TLGI or any Restricted Subsidiary of TLGI of the assets of any person (other than a Restricted Subsidiary of TLGI) which constitute all or substantially all of the assets of such person or (c) the acquisition by TLGI or any Restricted Subsidiary of TLGI of any division or line of business of any person (other than a Restricted Subsidiary of TLGI).

          "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than TLGI or a Restricted Subsidiary of TLGI (including, without limitation, LGII), in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary of TLGI (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law) or of First Capital Life Insurance Company of Louisiana, National Capitol Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries; (b) all or substantially all of the properties and assets of any division or line of business of TLGI or any Restricted Subsidiary of TLGI; or (c) any other properties or assets of TLGI or any Restricted Subsidiary of TLGI other than properties and assets sold in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock of any Restricted Subsidiary of TLGI) by TLGI or any of its Restricted Subsidiaries in one or a series of related transactions in respect of which TLGI or such Restricted Subsidiary receives cash or property with an aggregate Fair Market Value of $2,000,000 or less; and (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of Article Four.

          "ASSET SALE OFFER" shall have the meaning set forth in Section 4.12.

          "ASSET SALE OFFER PRICE" shall have the meaning set forth in Section 4.12.

          "ASSET SALE PURCHASE DATE" shall have the meaning set forth in Section 4.12.

          "ASSOCIATED RIGHTS" means any rights to purchase shares of TLGI's capital stock or other securities that are associated with any class of stock constituting Common Stock for purposes hereof if at the time of the issuance thereof such rights are not separable from any class of stock except upon the occurrence of a contingency, whether such rights exist at the date of the execution hereof or are thereafter issued by TLGI as a dividend on any such class of stock or otherwise.

          "ATTRIBUTABLE VALUE" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

          "AUTHENTICATING AGENT" shall have the meaning set forth in Section
7.15.

          "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar law for the relief of debtors.

          "BOARD OF DIRECTORS" means the board of directors of LGII or TLGI, as the case may be, or any committee of such Board duly authorized to act on its respective behalf.

          "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of TLGI to have been duly adopted or consented to by the Board of Directors of TLGI and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means, with respect to any Security, a day that (a) in the Place of Payment (or in any of the Places of Payment, if more than one) in which amounts are payable, as specified in the form of such Security, and (b) in the city in which the Corporate Trust Office is located, is not a day on which banking institutions are authorized or required by law or regulation to close.

          "CANADIAN REVOLVER" means CDN $50,000,000 Operating Credit Agreement dated August 15, 1994, as amended on July 15, 1996, among TLGI, LGII and Royal Bank of Canada.

          "CANADIAN TERM LOAN" means CDN $35,000,000 Credit Agreement dated as of January 12, 1995 between TLGI, LGII and Dresdner Bank Canada.

          "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

          "CAPITALIZED LEASE OBLIGATION" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "CASH EQUIVALENTS" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (v) notes held by TLGI or any Restricted Subsidiary (including, without limitation, LGII) which were obtained by TLGI or such Restricted Subsidiary in connection with Asset Sales (x) in the ordinary course of its funeral home, cemetery or cremation businesses or (y) which were required to be made pursuant to applicable federal or state law.

          "CHANGE OF CONTROL" means the occurrence on or after the Measurement Date of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total Voting Stock of TLGI or LGII, under circumstances where the Permitted Holders (i) "beneficially own" (as so defined) a lower percentage of the Voting Stock than such other "person" or "group" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of TLGI or LGII; (b) TLGI or LGII consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another person, or another person consolidates with, or merges with or into, TLGI or LGII, in any such event pursuant to a transaction in which the outstanding Voting Stock of TLGI or LGII is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of TLGI or LGII is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by TLGI or LGII as a Restricted Payment under the provisions hereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of TLGI or LGII (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders or stockholders of TLGI or LGII was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (including the failure of such individuals to be elected in a proxy contest involving a solicitation of proxies) to constitute a majority of the Board of Directors of TLGI or LGII then in office; or (d) TLGI or LGII is liquidated or dissolved or adopts a plan of liquidation other than a liquidation of LGII into TLGI.

          "CHANGE OF CONTROL OFFER" shall have the meaning set forth in Section 4.11.

          "CHANGE OF CONTROL PURCHASE DATE" shall have the meaning set forth in
Section 4.11.

          "COLLATERAL AGREEMENT" means the Collateral Trust Agreement, dated as of May 15, 1996, among Bankers Trust Company, as trustee, TLGI, LGII and various other Subsidiaries.

          "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution and delivery of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "COMMON STOCK" means the Common shares without par value of TLGI as the same exists at the date of execution and delivery of this Indenture or other capital stock of TLGI into which such common stock is reclassified or changed from time to time.

          "COMMON STOCK" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means, with respect to any person for any period, (A) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of
(a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense LESS (B) any non-cash items increasing Consolidated Net Income for such period.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the full fiscal quarter immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such full fiscal quarter period being referred to herein as the "Prior Quarter") to the aggregate amount of Consolidated Fixed Charges of such person for the Prior Quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such person or any of its Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Prior Quarter to and including the Transaction Date (the "REFERENCE PERIOD"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Material Asset Sales or Material Asset Acquisitions (including, without limitation, any Material Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Material Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Material Asset Sale or Material Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as at the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate PER ANNUM equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this calculation, a Material Asset Acquisition is an Asset Acquisition which is deemed by such person to be material for such purposes or which has a purchase price of $30,000,000 or more and a Material Asset Sale is one or more Asset Sales which relate to assets with an aggregate value of more than $30,000,000.

          "CONSOLIDATED FIXED CHARGES" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of
(i) Consolidated Interest Expense and (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such person and its Restricted Subsidiaries on a consolidated basis and (b) a multiplier, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal; PROVIDED, HOWEVER, that the multiplier in clause (b) shall be one if such dividend or other distribution is fully tax deductible.

          "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation,
(a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the portion of net income (but not losses) of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries, and (vi) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

          "CONSOLIDATED NET TANGIBLE ASSETS" of TLGI as at any date means the total amount of assets of TLGI and its Restricted Subsidiaries, less applicable reserves, on a consolidated basis as of the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less:
(i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above as reflected on the consolidated balance sheet of TLGI and its Restricted Subsidiaries as at the end of the fiscal quarter immediately preceding such date.

          "CONSOLIDATED NET WORTH" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Restricted Subsidiaries, as determined in accordance with GAAP.

          "CONSOLIDATION" means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its

Restricted Subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP. The term "consolidated" shall have a meaning correlative to the foregoing.

          "CONTROL" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "CONVERSION AGENT" shall have the meaning set forth in Section 4.02.

          "CONVERSION PRICE" shall have the meaning set forth in Section 13.04.

          "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located in Hartford, Connecticut, except that with respect to the presentation of Securities for payment, for conversion or for registration of transfer and exchange, such term shall also mean the office of the Trustee's agent in the Borough of Manhattan, the City and State of New York, at which at any particular time its corporate agency business shall be conducted.

          "CREDIT AGREEMENTS" means the 1996 Revolving Credit Facility, the Canadian Revolver, the MEIP Facility and the Canadian Term Loan; in each case as any such instrument may be amended, supplemented or otherwise modified from time to time, and any successor or replacement facility.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect TLGI or any of its Restricted Subsidiaries against fluctuations in currency values.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DATE OF CONVERSION" shall have the meaning set forth in Section
13.02.

          "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "DEPOSITARY" means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by TLGI pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and, if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Global Securities of such series.

          "EVENT OF DEFAULT" has the meaning set forth under Section 6.01 herein.

          "EXCESS PROCEEDS" shall have the meaning set forth in Section 4.12.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FAIR MARKET VALUE" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; PROVIDED, HOWEVER, that with respect to any transaction which involves an asset or assets in excess of $5,000,000, such determination shall be evidenced by a Board Resolution of TLGI delivered to the Trustee.

          "GAAP" means accounting principles generally accepted in Canada consistently applied until such time as TLGI shall prepare their respective books of record in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") at which time and all times thereafter GAAP shall mean U.S. GAAP consistently applied.

          "GLOBAL SECURITY" means a Security evidencing all or a part of a series of Securities issued to the Depositary for such series in accordance with
Section 2.01 and bearing the legend prescribed in Section 2.04.

          "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "HOLDER", "NOTEHOLDER", "HOLDER OF SECURITIES", "SECURITYHOLDER" or other similar terms mean, in the case of any Security, the Person in whose name such Security is registered in the security register kept by TLGI for that purpose in accordance with the terms hereof.

          "INDEBTEDNESS" means, with respect to any person, without duplication,
(a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but excluding, without limitation, all obligations, contingent or otherwise, of such person in connection with any undrawn letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person,
(i) any Preferred Stock of any Restricted Subsidiary of such person valued at the sum of (without duplication) (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued dividends thereon, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the provisions hereof, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. For purposes of this definition, the term "Indebtedness" shall not include (i) Indebtedness of a Wholly-Owned Subsidiary owed to and held by TLGI or another Wholly-Owned Subsidiary, in each case which is not subordinate in right of payment to any Indebtedness of such Subsidiary, except that (a) any transfer of such Indebtedness by TLGI or a Wholly-Owned Subsidiary (other than to TLGI or to a Wholly-Owned Subsidiary) and (b) the sale, transfer or other disposition by TLGI, or any Restricted Subsidiary of TLGI of Capital Stock of a Wholly-Owned Subsidiary which is owed Indebtedness of another Wholly-Owned Subsidiary such that it ceases to be a Wholly-Owned Subsidiary of TLGI shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions hereof; and (ii) Indebtedness of TLGI or LGII owed to and held by a Wholly-Owned Subsidiary of TLGI which is unsecured and subordinate in right of payment to the payment and performance of TLGI's or LGII's obligations under the provisions hereof and the Securities except that (a) any transfer of such Indebtedness by a Wholly-Owned Subsidiary of TLGI (other than to another Wholly-Owned Subsidiary of TLGI) and
(b) the sale, transfer or other disposition by TLGI or any Restricted Subsidiary of TLGI of Capital Stock of a Wholly-Owned Subsidiary which holds Indebtedness of TLGI such that it ceases to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by TLGI, as the case may be, subject to the other provisions hereof.

          "INDENTURE" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, including, for all purposes of this instrument and any such supplement, the provisions of the Trust Indenture Act of 1939 that are deemed to be a part of and govern this instrument and any such supplement, respectively, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

          "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in TLGI or LGII and (ii) which, in the judgment of the Board of Directors of TLGI, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "INTEREST" means, with respect to any interest bearing Security, the amount of all interest accruing on such Security, and, when used with respect to non-interest bearing Securities (including, without limitation, any Original Issue Discount Security which by its terms bears interest only after maturity or upon default in any other payment due on such Security), interest payable on or after maturity (whether at stated maturity, upon acceleration or redemption or otherwise) or after the date, if any, on which TLGI becomes obligated to acquire a Security, whether upon conversion, by purchase or otherwise, in each case, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(f) and (g) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Securities, as set forth therein.

          "INTEREST RATE PROTECTION AGREEMENT" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "INTEREST RATE PROTECTION OBLIGATIONS" means the obligations of any person under any Interest Rate Protection Agreement.

          "INVESTMENT" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. "Investments" shall exclude extensions of trade credit by TLGI and its Restricted Subsidiaries (including, without limitation, LGII) in the ordinary course of business in accordance with normal trade practices of TLGI or such Restricted Subsidiary, as the case may be.

          "ISSUE DATE" means the issue date specified in the securities of each series except as otherwise provided in Section 2.01.

          "ISSUER ORDER" means a written statement, request or order of TLGI which is signed in its name by the chairman of the Board of Directors, the president, any vice president or the treasurer of TLGI.

          "LAST SALE PRICE" shall have the meaning set forth in Section 13.03.

          "LIEN" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "MATURITY DATE" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "MEASUREMENT DATE" means March 20, 1996.

          "MEIP FACILITY" means the 1994 Management Equity Investment Plan ("MEIP") Credit Agreement, dated as of June 14, 1994, as amended and restated as of May 15, 1996, by and between Loewen Management Investment Corporation, in its capacity as agent for LGII, TLGI, the banks listed therein and Wachovia Bank of Georgia, N.A., as agent.

          "MOODY'S" means Moody's Investors Service, Inc. and its successors.

          "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to TLGI or any Restricted Subsidiary of TLGI (including, without limitation, LGII) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than TLGI or any Restricted Subsidiary of TLGI) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by TLGI or any Restricted Subsidiary of TLGI, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by TLGI or any Restricted Subsidiary of TLGI, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

          "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of TLGI.

          "OFFICER'S CERTIFICATE", when used with respect to TLGI, means a certificate signed by the chairman of the Board of Directors, the president, or any vice president and by the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of TLGI. Each such certificate shall include the statements provided for in
Section 11.04, if and to the extent required by the provisions of such Section
11.04.  One of the officers signing any Officer's Certificate given pursuant to
Section 3.03 shall be the principal executive, financial or accounting officer of TLGI.

          "OPINION OF COUNSEL" means an opinion in writing signed by the general counsel of TLGI or by such other legal counsel who may be an employee of or counsel to TLGI and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.04, if and to the extent required by the provisions of such Section 11.04.

          "ORIGINAL ISSUE DATE" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

          "ORIGINAL ISSUE DISCOUNT" of any debt security, including any Original Issue Discount Security, means the difference between the principal amount of such debt security and the initial issue price of such debt security (as set forth in the case of an Original Issue Discount Security on the face of such Security).

          "ORIGINAL ISSUE DISCOUNT SECURITY" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01

          "OUTSTANDING" (except as otherwise provided in Section 7.13), when used with reference to Securities, shall, subject to the provisions of Section 10.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except: (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (b) Securities (other than Securities of any series as to which the provisions of Article Eight hereof shall not be applicable), or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Section 8.01) in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than TLGI) or shall have been set aside, segregated and held in trust by TLGI for the Holders of such Securities (if TLGI shall act as its own Paying Agent), provided that, if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; (c) Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.11 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of TLGI); and (d) Securities converted into Common Stock pursuant hereto prior to the applicable record date and, for purposes of selection for redemption, Securities not deemed Outstanding pursuant to Section 12.02; provided, however, that Securities surrendered for conversion during the period between the close of business on any record date for such Security and the opening of business on the related interest payment date (or on the related interest payment date) shall be considered Outstanding for purposes of payment of interest on such related interest payment date. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the portion of the principal amount thereof that would be due and payable as of the date of such determination (as certified by TLGI to the Trustee) upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

          "PARI PASSU INDEBTEDNESS" means Indebtedness of LGII or TLGI which ranks PARI PASSU in right of payment with the Securities.

          "PAYING AGENT" has the meaning set forth in Section 4.02, except that, for the purposes of Section 4.11 and Section 4.12 and Articles Eight and Twelve, the Paying Agent shall not be TLGI or a Subsidiary of TLGI or any of their respective Affiliates.

          "PERIODIC OFFERING" means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption and conversion provisions, if any, with respect thereto, are to be determined by TLGI or its agents upon the issuance of such Securities.

          "PERMITTED HOLDERS" mean (i) Raymond Loewen and Anne Loewen, taken together, and (ii) in the case of LGII, TLGI.

          "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

          (a)  the Securities;

          (b) Indebtedness of TLGI and its Restricted Subsidiaries (including, without limitation, LGII) outstanding on the Issue Date (other than Indebtedness under the Credit Agreements;

          (c) Indebtedness of TLGI or LGII, as the case may be, under the Credit Agreements in an aggregate principal amount at any one time outstanding not to exceed the aggregate of the maximum credit limits of the Credit Agreements as of the Issue Date, less the Net Proceeds of any Asset Sale that are applied to repay, and permanently reduce the commitments under, the Credit Agreements (as required by the terms thereof);

          (d) (i) Interest Rate Protection Obligations of TLGI covering Indebtedness of TLGI and its Restricted Subsidiaries (including, without limitation, LGII); (ii) Interest Rate Protection Obligations of any Restricted Subsidiary of TLGI covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (e) Indebtedness under Currency Agreements; PROVIDED, HOWEVER, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of TLGI and its Restricted Subsidiaries (including, without limitation, LGII) outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two business days of incurrence;

          (g) Indebtedness incurred in respect of performance bonds or letters of credit in lieu thereof provided in the ordinary course of business;

          (h) Indebtedness of TLGI and its Restricted Subsidiaries (including, without limitation, LGII) represented by letters of credit for the account of TLGI and its Restricted Subsidiaries in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (i) Indebtedness of TLGI and its Restricted Subsidiaries (including, without limitation, LGII) in addition to that described in clauses (a) through
(h) above, in an aggregate principal amount outstanding at any time not exceeding $5,000,000; and

          (j) (i) Indebtedness of TLGI the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of TLGI and its Restricted Subsidiaries (including, without limitation, LGII) and (ii) Indebtedness of any Restricted Subsidiary of TLGI the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary, in each case other than the Indebtedness refinanced, redeemed or retired on the Issue Date or Indebtedness incurred under clause (c), (d), (e), (f), (g), (h), or (i) of this covenant; PROVIDED, HOWEVER, that (x) the principal amount of Indebtedness incurred pursuant to this clause (j) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of TLGI as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, (y) in the case of Indebtedness incurred by TLGI pursuant to this clause (j) to refinance Pari Passu Indebtedness, such Indebtedness constitutes Pari Passu Indebtedness.

          "PERMITTED INVESTMENTS" means any of the following: (i) Investments in any Wholly-Owned Subsidiary of TLGI (including (a) LGII and (b) any person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of TLGI) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, TLGI or any Wholly-Owned Subsidiary of TLGI at the time such Investment is made; (ii) Investments in Cash Equivalents; (iii) Investments in Currency Agreements on commercially reasonable terms entered into by TLGI or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of TLGI or its Restricted Subsidiaries to hedge against fluctuations in foreign exchange rates; (iv) loans or advances to officers, employees or consultants of TLGI and its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of TLGI and its Restricted Subsidiaries; (v) other loans or advances to officers, employees or consultants of TLGI and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of TLGI and its Restricted Subsidiaries not in excess of $10,000,000 in the aggregate at any one time outstanding;
(vi) Investments in evidences of Indebtedness, securities or other property received from another person by TLGI or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by TLGI or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other person to TLGI or any of its Restricted Subsidiaries that were created, in accordance with the terms of this Indenture; (vii) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by TLGI or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of TLGI and its Restricted Subsidiaries to hedge against fluctuations in interest rates; and (viii) Investments of funds received by TLGI or its Restricted Subsidiaries (including, without limitation, LGII) in the ordinary course of business, which funds are required to be held in trust for the benefit of others by TLGI or such Restricted Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of TLGI or such Restricted Subsidiary; (ix) Investments not in excess of $50,000,000 in the aggregate in other Unrestricted Subsidiaries which are engaged in the insurance business; and (x) Investments not in excess of $50,000,000 in persons (other than Wholly-Owned Subsidiaries) engaged in businesses incidental to the funeral home, cemetery and cremation businesses of TLGI and its Restricted Subsidiaries.

          "PERMITTED LIENS" means the following types of Liens:

          (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which TLGI or any of its Restricted Subsidiaries (including, without limitation, LGII) shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of TLGI or any of its Restricted Subsidiaries (including, without limitation, LGII);

          (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (g) any Lien existing on any asset of any corporation at the time such corporation becomes a Restricted Subsidiary and not created in contemplation of such event;

          (h) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; PROVIDED, that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion thereof;

          (i) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into TLGI or a Restricted Subsidiary and not created in contemplation of such event;

          (j) any Lien existing on any asset prior to the acquisition thereof by TLGI or a Restricted Subsidiary and not created in contemplation of such acquisition;

          (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (l) any extension, renewal or replacement of any Lien permitted by the preceding clauses (g), (h), (i) or (j) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; PROVIDED that (1) such Lien shall attach solely to the same property or assets and (2) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as at the date of such extension, renewal or refunding.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof.

          "PLACE OF PAYMENT", when used with respect to the Securities of any series, means the place or places where the principal of and interest, if any, on the Securities of such series are payable as determined in accordance with
Section 2.01.

          "PREDECESSOR NOTES" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Securities authenticated and delivered under Section 2.04 hereof in exchange for mutilated Notes or in lieu of lost, destroyed or stolen Securities, shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securities.

          "PREFERRED SECURITIES" means, with respect to a Special Finance Subsidiary, any securities of such Subsidiary treated for accounting purposes as an equity security that has preferential rights to any other security of such person with respect to dividends or redemptions or upon liquidation.

          "PREFERRED STOCK" means, with respect to any person, any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation and any Preferred Securities.

          "PRINCIPAL" or "PRINCIPAL AMOUNT" of a debt security, including any Security, means the amount (including, without limitation, if and to the extent applicable, any premium and, in the case of an Original Issue Discount Security, any accrued original issue discount, but excluding interest) that is payable with respect to such debt security as of any date and for any purpose (including, without limitation, in connection with any sinking fund, upon any redemption at the option of TLGI, upon any purchase or exchange at the option of TLGI or the holder of such debt security and upon any acceleration of the maturity of such debt security) plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

          "RECORD DATE" shall have the meaning set forth in Section 2.07.

          "REDEEMABLE CAPITAL STOCK" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Security or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

          "REGISTRAR" has the meaning set forth in Section 4.02.

          "RELATED OBLIGOR" has the meaning set forth in Section 4.08.

          "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer assigned by the Trustee to administer its corporate trust matters.

          "RESTRICTED PAYMENTS" has the meaning set forth in Section 4.08.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of TLGI other than an Unrestricted Subsidiary.

          "RULE 144A" means Rule 144A under the Securities Act.

          "SALE-LEASEBACK TRANSACTION" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

          "S&P" means Standard & Poor's Corporation, and its successors.

          "SECURITY" or "SECURITIES" (except as otherwise provided in Section 7.13) has the meaning stated in the first recital of this Indenture or, as the case may be, securities that have been authenticated and delivered pursuant to this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SELLER FINANCING INDEBTEDNESS" means a purchase money Indebtedness issued to the seller of a business or other assets for, and not in excess of, the purchase price thereof.

          "SENIOR DEBT" means Indebtedness which is not (i) Indebtedness of TLGI to any Subsidiary, and (ii) Indebtedness of TLGI which by its terms is subordinate or junior in any respect to any other Indebtedness or other obligation of TLGI.

          "SIGNIFICANT SUBSIDIARY" shall mean a Restricted Subsidiary which is a "Significant Subsidiary" as defined in Rule 1.02(v) of Regulation S-X under the Securities Act.

          "SPECIAL FINANCE SUBSIDIARY" means a Restricted Subsidiary whose sole assets are debt obligations of LGII or TLGI and whose sole liabilities are Preferred Securities the proceeds from the sale of which are or have been advanced to LGII or TLGI.

          "STATED MATURITY" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "SUBSIDIARY" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "SURVIVING ENTITY" shall have the meaning set forth in Section 5.01.

          "TRADING DAY" shall have the meaning set forth in Section 13.03.

          "TRUST INDENTURE ACT OF 1939" or "TIA" (except as otherwise provided in Sections 9.01, 9.02 and 13.5) means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture is originally executed.

          "TLGI" shall mean The Loewen Group Inc., and shall include any successor replacing such TLGI pursuant to the provisions hereof, and thereafter means such successor.

          "TRUST OFFICER" means any officer in the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "TRUSTEE" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Seven, shall also include any successor trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder and, if at any time there is more than one such

Person, "Trustee" as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

          "U.S. GOVERNMENT OBLIGATIONS" shall have the meaning set forth in
Section 8.01(B).

          "UNRESTRICTED SUBSIDIARY" means (i) First Capital Life Insurance Company of Louisiana, National Capital Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries or (ii) a Subsidiary of TLGI declared by the Board of Directors of TLGI to be an Unrestricted Subsidiary; PROVIDED, that no such Subsidiary shall be declared to be an Unrestricted Subsidiary unless (x) none of its properties or assets were owned by TLGI or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant contained in Section 4.08, (y) its properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (z) it has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which (i) neither TLGI nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant contained in Section 4.08 and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of TLGI or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "WHOLLY-OWNED SUBSIDIARY" means (i) any Restricted Subsidiary of TLGI of which 100% of the outstanding Capital Stock is owned by TLGI or one or more Wholly-Owned Subsidiaries of TLGI or by TLGI and one or more Wholly-Owned Subsidiaries of TLGI, including LGII, or (ii) any Subsidiary, at least 66 2/3% of the outstanding voting securities of which, and all of the outstanding shares entitled to receive dividends or other distributions of which, shall at the time be owned or controlled, directly or indirectly, by TLGI or one or more Wholly-Owned Subsidiaries of TLGI or by TLGI and one or more Wholly-Owned Subsidiaries of TLGI, including LGII. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "YIELD TO MATURITY" means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with generally accepted financial practice or as otherwise provided in the terms of such series of Securities.

          Section 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Securities;

          "INDENTURE SECURITY HOLDER" means a Noteholder or Holder;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the indenture securities means TLGI or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

          Section 1.03.  RULES OF CONSTRUCTION.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) words in the singular include the plural, and words in the plural include the singular.

          (b)  "or" is not exclusive;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America.


                                   ARTICLE TWO

                                 THE SECURITIES

          Section 2.01.  AMOUNT OF SECURITIES; ISSUABLE IN SERIES.   The
aggregate principal amount of Securities which may be authenticated and delivered under this Indenture may not exceed $500,000,000 at any time, except to the extent permitted by Section 2.11. The Securities may be issued in one or more series and the Securities of each such series shall rank equally and PARI PASSU as to the right of payment of principal and interest, if any, with the Securities of each other series, and with all other Senior Debt of TLGI. There shall be established in or pursuant to one or more Board Resolutions (and, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer's Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:

          (1) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

          (2) whether the Securities will be convertible into Common Stock or Preferred Stock (or cash in lieu thereof) and, if so, the terms and conditions upon which such conversion will be effected including the initial Conversion Price and any adjustments thereto in addition to or different from those set forth in Section 13.04, the conversion period and other provisions in addition to or in lieu of those set forth herein;

          (3) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.10, 2.12, 2.13, 9.05, 12.03 or 13.02);

          (4) the date or dates on which the principal of the Securities of the series is payable;

          (5) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, on which any such interest shall be payable and on which a record shall be taken for the determination of Holders to whom any such interest is payable or the method by which such rate or rates or date or dates shall be determined or both;

          (6) the place or places where and the manner in which the principal of and any interest on Securities of the series shall be payable and the office or agency for the Securities of the series maintained by TLGI pursuant to Section 4.02 (if other than as provided in Section 4.02);

          (7) any provisions relating to the issuance of Securities of such series at an original issue discount (including, without limitation, the issue price thereof, the rate or rates at which such original issue discount shall accrue, if any, and the date or dates from or to which or period or periods during which such original issue discount shall accrue at such rate or rates);

          (8) the right, if any, of TLGI to redeem, purchase or repay Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices (or the method by which such price or prices shall be determined or both) at which, the form or method of payment therefor if other than in cash and any terms and conditions upon which and the manner in which (if different from the provisions of Article Twelve) Securities of the series may be so redeemed, purchased or repaid, in whole or in part, pursuant to any sinking fund or otherwise;

          (9) the obligation, if any, of TLGI to redeem, purchase or repay Securities of the series, in whole or in part, pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or price (or the method by which such price or prices shall be determined or both) at which, the form or method of payment therefor if other than in cash and any terms and conditions upon which and the manner in which (if different from the provisions of Article Twelve) Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

          (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

          (11) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon acceleration of the maturity thereof;

          (12) whether the Securities of the series will be issuable as Global Securities;

          (13) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

          (14) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars, conversion agents or any other agents with respect to the Securities of such series;

          (15) any deleted, modified or additional events of default or remedies or any additional covenants with respect to the Securities of such series;

          (16) whether the provisions of Section 8.01(C) will be applicable to Securities of such series;

          (17) if the amounts of payment of principal of and interest on the Securities of such series are to be determined with reference to an index, the manner in which such amounts shall be determined;

          (18) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture); and

          (19) whether the Securities of the series will be secured.

          All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officer's Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided or pursuant to such Board Resolution, such Officer's Certificate or in any such indenture supplemental hereto.

          Any such Board Resolution or Officer's Certificate referred to above with respect to Securities any series filed with the Trustee on or before the initial issuance of the Securities of such series shall be incorporated herein by reference with respect to Securities of such series and shall thereafter be deemed to be a part of this Indenture for all purposes relating to Securities of such series as fully as if such Board Resolution or Officer's Certificate were set forth herein in full.

          Section 2.02   FORMS GENERALLY.    The Securities of each series shall
be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officer's Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          Section 2.03. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication on all Securities shall be substantially as follows:

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                    [Trustee], as Trustee

                                    By:

                                    ----------------------------------

                                    Authorized Signatory

     If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Securities of such series shall bear, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication which shall be substantially as follows:

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                    [Trustee], as Trustee

                                    By:

                                    ----------------------------------

                                    as Authenticating Agent

                                    By:

                                    ----------------------------------

                                    Authorized Signatory

          Section 2.04.  AUTHENTICATION AND DELIVERY OF SECURITIES.    TLGI may
deliver Securities of any series executed by TLGI to the Trustee for authentication together with the applicable documents referred to below in this
Section 2.04, and the Trustee shall thereupon authenticate and deliver such Securities to, or upon the order of, TLGI (contained in TLGI Order referred to below in this Section 2.04) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. The maturity date, original issue date, interest rate, if any, and any other terms of the Securities of such series shall be determined by or pursuant to such Issuer Order and procedures. If provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral instructions from TLGI or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating the Securities of such series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of subparagraphs (2), (3) and (4) below only at or before the time of the first request of TLGI to the Trustee to authenticate Securities of such series) and (subject to Section 7.01) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

          (1) an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities of such series are not to be delivered to TLGI, provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Issuer Order may be delivered by TLGI to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order or pursuant to procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates, if any, and any other terms of Securities of such series shall be determined by an Issuer Order or pursuant to such procedures, (d) if provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to telecommunication or electronic instructions from TLGI or its duly authorized agent or agents, and (e) after the original issuance of the first Security of such series to be issued, any separate request by TLGI that the Trustee authenticate Securities of such series for original issuance will be deemed to be a certification by TLGI that it is in compliance with all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securities;

          (2) the Board Resolutions, Officer's Certificate or executed supplemental indenture referred to in Sections 2.01 and 2.02 by or pursuant to which the form or forms and terms of the Securities of such series were established;

          (3) an Officer's Certificate setting forth the form or forms and terms of the Securities stating that the form or forms and terms of the Securities have been established pursuant to Sections 2.01 and 2.02 and comply with this Indenture and covering such other matters as the Trustee may reasonably request; and

          (4) at the option of TLGI, either an Opinion of Counsel, or a letter from legal counsel addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

               (A) the form or forms of the Securities of such series have been duly authorized and established in conformity with the provisions of this Indenture;

               (B) in the case of an underwritten offering, the Securities of such series have been duly authorized and established in conformity with the provisions of this Indenture, and, in the case of an offering that is not underwritten, certain terms of the Securities of such series have been established pursuant to a Board Resolution, an Officer's Certificate or a supplemental indenture in accordance with this Indenture, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all such terms will have been duly authorized by TLGI and will have been established in conformity with the provisions of this Indenture;

               (C) when the Securities of such series have been executed by TLGI and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered against payment therefor by the purchasers thereof, they will be valid and legally binding obligations of TLGI, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Indenture; and

               (D) the execution and delivery by TLGI of, and the performance by TLGI of its obligations under, the Securities of such series will not contravene any provision of applicable law or the articles of incorporation or by-laws of TLGI or any agreement or other instrument binding upon TLGI or any of its Subsidiaries that is material to TLGI and its Subsidiaries, considered as one enterprise, or, to such counsel's knowledge after the inquiry indicated therein, any judgment, order or decree of any governmental agency or any court having jurisdiction over TLGI or any Subsidiary, and no consent, approval or authorization of any governmental body or agency is required for the performance by TLGI of its obligations under the Securities, except such as are specified and have been obtained and such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities.

          In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Trustee), who shall be counsel reasonably satisfactory to the Trustee, in which case the opinion shall state that such counsel believes that both such counsel and the Trustee are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers of TLGI and its Subsidiaries and certificates of public officials.

          The Trustee shall have the right to decline to authenticate and delivery any Securities of any series under this Section 2.04 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by TLGI or if the Trustee in good faith by its board of directors or board of trustees, executive committee or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would adversely affect the Trustee's own rights, duties or immunities under the Securities, this Indenture or otherwise.

          If TLGI shall establish pursuant to Section 2.01 that the Securities of a series are to be issued in the form of one or more Global Securities, then TLGI shall execute and the Trustee shall, in accordance with this Section 2.04 and Issuer Order with respect to such series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series to be issued in the form of Global Securities and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions, and
(iv) shall bear a legend substantially to the following effect:

          "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

          Each Depositary designated pursuant to Section 2.01 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

          Section 2.05.  EXECUTION OF SECURITIES.    The Securities shall be
signed on behalf of TLGI by two Officers, under its corporate seal which may, but need not, be attested by its secretary or one of its assistant secretaries. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of TLGI may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced in the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

          In case of any officer of TLGI who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by TLGI, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of TLGI; and any Security may be signed on behalf of TLGI by such persons as, at the actual date of the execution of such Security, shall be the proper officers of TLGI, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

          Section 2.06.  CERTIFICATE OF AUTHENTICATION.    Only such Securities
as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, or its Authenticating Agent, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificates by the Trustee, or its Authenticating Agent, upon any Security executed by TLGI shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. Each reference in this Indenture to authentication by the Trustee includes authentication by an agent appointed pursuant to Section 7.15.

          Section 2.07 DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST. The Securities of each series shall be issuable in registered form in denominations established as contemplated by Section 2.01 or, with respect to the Securities of any series, if not so established, in denominations of $1,000 and any integral multiple thereof. The Securities of each series shall be numbered, lettered or other distinguished in such manner or in accordance with such plan as the officers of TLGI executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

          Each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest, if any, shall be payable on the dates, established as contemplated by
Section 2.01.

          The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent TLGI shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered (a) at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of TLGI to the Holders of Securities not less than 15 days preceding such subsequent record date or (b) as determined by such other procedure as is mutually acceptable to TLGI and the Trustee. The term "RECORD DATE" as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.01, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

          Section 2.08.  REGISTRAR.

          TLGI will keep at the office of each Registrar for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Securities of each series and the registration of transfer of Securities of such series. Each such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection and available for copying by the Trustee. Each Registrar for each series of Securities shall keep a register of such series of Securities and of their transfer and exchange. TLGI may have one or more co-Registrars.

          TLGI shall enter into an appropriate agency agreement with any Registrar not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar. TLGI shall notify the Trustee of the name and address of any such Registrar. If TLGI fails to maintain a Registrar, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

          Section 2.09.  PROVISION AS TO PAYING AGENT.

          TLGI may have one or additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, TLGI or any Affiliate thereof may act as Paying Agent.

          If TLGI shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
Section 2.09,

          (1) that it will hold all sums held by it as such agent for the payment of the principal of or interest, if any, on the Securities (whether such sums have been paid to it by TLGI or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities or the Trustee; and

          (2) that it will give the Trustee notice of any failure by TLGI (or by the other obligor on the Securities) to make any payment of the principal of or interest, if any, on the Securities when the same shall be due and payable; and

          (3) that it will, at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The agreement shall implement the provisions of this Indenture that relate to such Paying Agent.

          TLGI shall notify the Trustee of the name and address of any such Paying Agent. If TLGI fails to maintain a Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.08.

          Each Paying Agent shall hold in trust for the benefit of Holders of the Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest, if any, on, the Securities (whether such money has been distributed to it by TLGI or any other obligor on the Securities), and TLGI (or any other obligor on the Securities) and the Paying Agent shall notify the Trustee of any default by TLGI (or any other obligor on the Securities) in making any such payment.

          If TLGI or an Affiliate of TLGI acts as Paying Agent, it will, on or before each due date of the principal of or interests, if any, on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest, if any, so becoming due and will notify the Trustee of any failure to take such action and of any failure by TLGI (or by any other obligor under the Securities) to make any payment of the principal of or interest, if any, on the Securities when the same shall become due and payable. TLGI at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Payment Default with respect to the Securities, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Securities) shall have no further liability for the money so paid over to the Trustee. Anything in this Section 2.09 to the contrary notwithstanding, any agreement of the Trustee or any Paying Agent to hold sums in trust as provided in this Section 2.09 is subject to Sections 8.03 and 8.04.

          Section 2.10.  TRANSFER AND EXCHANGE.

          Upon due presentation for registration of transfer of any Security of any series at the office of any Registrar, TLGI shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series, maturity date, interest date, if any, and original issue date in authorized denominations for a like aggregate principal amount.

          All Securities presented for registration of transfer shall (if so required by TLGI or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to TLGI and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

          At the option of the Holder thereof, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a Security or Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the office of the Registrar.

          TLGI may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Securities. No service charge shall be made for any such transaction or for any exchange of Securities of any series for any such transaction or for any exchange of Securities of any series as contemplated by the immediately preceding paragraph.

          TLGI shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing or publication of notice of redemption of Securities of such series to be redeemed, (b) any Securities selected, called or being called for redemption, in whole or in part, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed or (c) any Security if the Holder thereof has exercised his right, if any, to require TLGI to repurchase such Security in whole or in part, except the portion of such Security not required to be repurchased.

          Notwithstanding any other provision of this Section 2.10, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a part of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

          If at any time the Depositary for any Securities of a series represented by one or more Global Securities notifies TLGI that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities shall no longer be eligible under Section 2.04, TLGI shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by TLGI within 90 days after TLGI receives such notice or becomes aware of such ineligibility, TLGI's election pursuant to Section 2.01 that such Securities be represented by one or more Global Securities shall no longer be effective and TLGI shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities.

          TLGI may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event TLGI shall execute, and the Trustee, upon receipt of an Officer's Certificate for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities, in exchange for such Global Security or Securities.

          If specified by TLGI pursuant to Section 2.01 with respect to Securities represented by a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to TLGI and such Depositary. Thereupon, TLGI shall execute, and the Trustee shall authenticate and deliver, without service charge,

               (i) to the Person specified by such Depositary, a new Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

               (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.

          Upon the exchange of a Global Security for Securities in definitive registered form in authorized denominations, such Global Security shall be cancelled by the Trustee or an agent of TLGI or the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 2.10 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of TLGI or the Trustee. The Trustee or such agent shall deliver at its office such Securities to or as directed by the Persons in whose names such Securities are so registered.

          All Securities issued upon any transfer or exchange of Securities shall be valid and legally binding obligations of TLGI, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          Section 2.11.  MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN
SECURITIES.   In case any temporary or definitive Security shall become
mutilated, defaced or be destroyed, lost or stolen, TLGI in its discretion may execute, and upon the written request of any officer of TLGI, the Trustee, in the absence of notice to the Trustee that such Security has been acquired by a bona fide purchaser, shall authenticate and deliver a new Security of the same series, maturity date, interest rate, if any, and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to TLGI and to the Trustee and any agent of TLGI or the Trustee such security or indemnity as may be required by the Trustee to indemnity and defend and to save each of the Trustee and TLGI harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement, shall surrender the Security to the Trustee or such agent.

          Upon the issuance of any substitute Security, TLGI may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full or is being surrendered for conversion in full shall become mutilated or defaced or be destroyed, lost or stolen, TLGI may instead of issuing a substitute Security, pay or authorize the payment of the same or the conversion of such Security (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment or conversion shall furnish to TLGI and to the Trustee and any agent of TLGI or the Trustee such security or indemnity as any of them may require to hold each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to TLGI and the Trustee and any agent of TLGI or the Trustee evidence to the Trustee's satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

          Every substitute Security of any series issued pursuant to the provisions of this Section 2.11 by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of TLGI, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement, payment or conversion of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement payment or conversion of negotiable instruments or other securities without their surrender.

          Section 2.12   CANCELLATION OF SECURITIES; DISPOSITION THEREOF.    All
Securities surrendered for payment, purchase, redemption, registration of transfer, exchange or conversion, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to TLGI or any agent of TLGI or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee or its agent shall dispose of cancelled Securities held by it, or hold such Securities in accordance with its standard retention policy, and deliver a certificate of disposition or retention to TLGI. If TLGI or its agent shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee or its agent for cancellation.

          Section 2.13.  TEMPORARY SECURITIES.   Pending the preparation of
definitive Securities for any series, TLGI may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by TLGI with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every Temporary Security shall be executed by TLGI and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without reasonable delay TLGI shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by TLGI for that purpose pursuant to Section 4.02 and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.01.

          Section 2.14.  DEFAULTED INTEREST.    If TLGI defaults on a payment of
interest on the Securities of any series, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. TLGI shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, TLGI shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Section 2.15. CUSIP NUMBER. TLGI in issuing the Securities of each series may use a "CUSIP" number with respect to each such series (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. TLGI will promptly notify the Trustee of any change in the CUSIP number.

          Section 2.16. DEPOSIT OF MONEYS. Whenever TLGI shall have one or more Paying Agents, it will, on or before each due date of the principal of or interest, if any, on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, if any, and (unless such Paying Agent is the Trustee) TLGI will promptly notify the Trustee of its action or failure so to act.

                                   ARTICLE THREE


               SECURITYHOLDERS LIST AND REPORTS BY TLGI AND THE TRUSTEE

          Section 3.01 TLGI TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF SECURITYHOLDERS. TLGI and any other obligor on the Securities covenant and agree that they will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of each series as of a date not more than 15 days prior to the time such information is furnished;

          (a) semiannually and not more than 15 days after each March 1 and September 1; and

          (b) at such other times as the Trustee may request in writing, within 30 days after receipt by TLGI of any such request;

provided that if and so long as Trustee shall be the Registrar for such series, such list shall not be required to be furnished.

          Section 3.02   PRESERVATION AND DISCLOSURE OF SECURITYHOLDERS LISTS.

          (a) The Trustee shall preserve, in current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Securities (i) contained in the most recent list furnished to it as provided in Section 3.01, and (ii) received by it in its capacity of Registrar or Paying Agent for such series, if so acting, and shall otherwise comply with TIA Section 312(a). The Trustee may destroy any list furnished to it as provided in Section 3.01 upon receipt of a new list so furnished.

               (b) In case three or more Holders of Securities (hereinafter referred to as "APPLICANTS") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular series (in which case the applicants must all hold Securities of such series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities, and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

          (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 3.02, or

          (ii) inform such applicants as to the approximate number of Holders of Securities of such series of all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this
     Section 3.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such series or all Holders of Securities, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this
Section 3.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or of all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or, if, after entry of an order sustaining one or more of such objection, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order to declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Each and every Holder of Securities, by receiving and holding the same, agrees with TLGI and the Trustee that neither TLGI nor the Trustee nor any agent of TLGI or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this
Section 3.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

          Section 3.03   REPORTS BY TLGI.:

          (a) to file with the Trustee, within 15 days after TLGI is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which TLGI may be required to file with the Commission pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if TLGI is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) to file with the Trustee and the Commission, in accordance with rules and regulations presented from time to time by the Commission, such additional information, documents and reports with respect to compliance by TLGI with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

          (c) to transmit by mail to the Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 7.07, such summaries of any information, documents and reports required to be filed by TLGI pursuant to subsections (a) and (b) of this
Section 3.03 as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission; and

          (d) furnish to the Trustee, not less than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his knowledge of TLGI's compliance with all conditions and covenants under this Indenture. For purposes of this subsection
(d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.


                                    ARTICLE FOUR


                                     COVENANTS


          TLGI hereby covenants as follows, from and after the Closing Date and continuing so long as any amount remains unpaid on any Securities:

          Section 4.01. PAYMENT OF SECURITIES. TLGI covenants and agrees that it will duly and punctually pay, or cause to be paid, the principal of and interest on the Securities of each series on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than TLGI, a Subsidiary of TLGI or any Affiliate thereof) holds on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

          TLGI covenants and agrees that it will pay interest on overdue principal at the rate and in the manner provided in the Securities; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

          Section 4.02. OFFICE FOR NOTICES AND PAYMENTS, ETC. So long as any of the Securities are Outstanding, TLGI will maintain in each Place of Payment, an office or agency where the Securities may be presented for payment ("PAYING AGENT"), an office or agency where the Securities may be presented for registration of transfer and for exchange ("REGISTRAR") and, if applicable, an office or agency where the Securities may be presented for conversion ("CONVERSION AGENT") as in this Indenture provided, and an office or agency where notices and demands to or upon TLGI in respect of the Securities or of this Indenture may be served. In case TLGI shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation may be made and notice and demand may be served in respect of the Securities or of this Indenture at the Corporate Trust Office. TLGI hereby initially designates the Corporate Trust Office for each such purpose and appoints the Trustee as Registrar, Paying Agent, Conversion Agent and as the agent upon whom notices and demands may be served with respect to the Securities.

          Section 4.03. CORPORATE EXISTENCE. Subject to, and except as otherwise provided in, Article Five, TLGI shall do or cause to be done all things necessary to and will cause each Restricted Subsidiary to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of TLGI and the Restricted Subsidiaries (including, without limitation, LGII); PROVIDED, HOWEVER, that TLGI and the Restricted Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of TLGI shall reasonably determine that (x) the preservation thereof is no longer desirable in the conduct of the business of TLGI and its Subsidiaries taken as a whole and
(y) the loss thereof is not materially adverse to either TLGI and its Subsidiaries taken as a whole or to the ability of TLGI to otherwise satisfy its obligations hereunder.

          Section 4.04. PAYMENT OF TAXES AND OTHER CLAIMS. TLGI will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon TLGI or any of its Restricted Subsidiaries (including, without limitation, LGII) or upon the income, profits or property of TLGI or any of its Restricted Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of TLGI or any Restricted Subsidiary of TLGI; PROVIDED, HOWEVER, that TLGI shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to TLGI.

          Section 4.05. MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW.

          (a) TLGI shall, and shall cause each of its Restricted Subsidiaries (including, without limitation, LGII) to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; PROVIDED, HOWEVER, that nothing in this Section 4.05(a) shall prevent TLGI or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of TLGI or such Restricted Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either TLGI and its Subsidiaries taken as a whole or the ability of LGII or TLGI to otherwise satisfy its obligations hereunder.

          (b) TLGI shall, and shall cause each of its Restricted Subsidiaries (including, without limitation, LGII) to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

          (c) TLGI shall, and shall cause each of its Restricted Subsidiaries (including, without limitation, LGII) to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of TLGI and each Restricted Subsidiary of TLGI and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to TLGI and its Subsidiaries taken as a whole.

          (d) TLGI shall and shall cause each of its Restricted Subsidiaries (including, without limitation, LGII) to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of TLGI and its Subsidiaries taken as a whole.

          Section 4.06.  COMPLIANCE CERTIFICATE.

          (a) TLGI will deliver to the Trustee within 60 days after the end of each of TLGI's first three fiscal quarters and within 90 days after the end of TLGI's fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by TLGI or LGII or an event which, with notice or lapse of time or both, would constitute a default by TLGI or LGII under any Pari Passu Indebtedness that occurred during such fiscal period. If they do know of such a Default, Event of Default or default, the certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of TLGI beginning after the Issue Date. TLGI shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of LGII's and TLGI's compliance with all conditions and covenants under this Indenture and LGII's, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.

          (b) TLGI shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by TLGI's independent chartered accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture or an event which, with notice or lapse of time or both, would constitute a default under any Pari Passu Indebtedness has come to their attention and, if such a Default, Event of Default or a default under any Pari Passu Indebtedness has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default, Event of Default or a default under any Pari Passu Indebtedness that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

          (c) TLGI will deliver to the Trustee as soon as possible, and in any event within 10 days after TLGI becomes aware or should reasonably have become aware of the occurrence of any Default, Event of Default or an event which, with notice or lapse of time or both, would constitute a default by TLGI, as the case may be, under any Indebtedness, an Officers' Certificate specifying such Default, Event of Default or default and what action TLGI is taking or proposes to take with respect thereto.

          Section 4.07.  LIMITATION ON INDEBTEDNESS.

               TLGI will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (collectively, to "INCUR") any

Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, TLGI and LGII (and any Wholly-Owned Subsidiary with respect to Seller Financing Indebtedness) will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving PRO FORMA effect thereto, the Consolidated Fixed Charge Coverage Ratio of TLGI is at least equal to 2.25 : 1.

          Section 4.08.  LIMITATION ON RESTRICTED PAYMENTS.

          TLGI will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly:

          (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of TLGI or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of TLGI or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of TLGI (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of TLGI (other than Redeemable Capital Stock) and (y) dividends or other distributions to the extent declared or paid to TLGI or any Wholly-Owned Subsidiary of TLGI),

          (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of TLGI or any of its Restricted Subsidiaries (other than any such Capital Stock of a Wholly-Owned Subsidiary of TLGI),

          (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Indebtedness that is subordinate or junior in right of payment to the Securities or Pari Passu Indebtedness (other than any such subordinated or Pari Passu Indebtedness owned by TLGI or a Wholly-Owned Subsidiary of TLGI), or

          (d) make any Investment (other than any Permitted Investment) in any person, (such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by TLGI or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, TLGI would be able to incur $1.00 of additional Indebtedness pursuant to Section 4.07 (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Measurement Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of TLGI accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of TLGI during which the Measurement Date occurs and ending on the last day of the fiscal quarter of TLGI immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of TLGI for such period shall be a deficit, minus 100% of such deficit) PLUS (2) the aggregate net cash proceeds received by TLGI or LGII (without duplication) either (x) as capital contributions to TLGI or LGII (without duplication) after the Measurement Date from any person (other than TLGI, LGII or a Restricted Subsidiary of TLGI or LGII, as the case may be) or
(y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of TLGI or LGII (without duplication) to any person (other than to TLGI, LGII or a Restricted Subsidiary of TLGI or LGII, as the case may be) after the Measurement Date PLUS (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Measurement Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment less, in either case, the cost of the disposition of such Investment PLUS (4) the sum of $15,000,000. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by TLGI or LGII (without duplication) upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by TLGI or LGII (without duplication) upon the conversion or exercise thereof.

          None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of TLGI or any Restricted Subsidiary of TLGI in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to TLGI or LGII from any person (other than a Related Obligor) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of TLGI or LGII to any person (other than to a Related Obligor); (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Indebtedness that is subordinate or junior in right of payment to the Securities by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to TLGI or LGII from any person (other than a Related Obligor) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of TLGI or LGII to any person (other than a Related Obligor); PROVIDED, HOWEVER, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of TLGI or LGII issued to any person (other than a Related Obligor), so long as such Indebtedness is Pari Passu Indebtedness or Indebtedness that is subordinate or junior in right of payment to the Securities in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent
(x) capital contribution to TLGI or LGII from any person (other than a Related Obligor) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of TLGI or LGII to any person (other than a Related Obligor); PROVIDED, HOWEVER, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of TLGI or LGII issued to any person (other than a Related Obligor), so long as such Indebtedness is Pari Passu Indebtedness or Indebtedness that is subordinate or junior in right of payment to the Securities in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (v) Investments constituting Restricted Payments made as a result of the receipt of consideration that consists of cash or Cash Equivalents from any Asset Sale made pursuant to and in compliance with Section 4.12;
(vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by TLGI of common stock of TLGI from employees of TLGI or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $10,000,000 in any calendar year; (vii) Investments constituting Restricted Payments that are permitted by subparagraphs (iv) and (v) of the proviso to Section 4.13; and
(viii) the declaration or the payment of dividends on, or the scheduled purchase or redemption of, the Preferred Securities of a Special Finance Subsidiary or the Series C Preferred Shares, of TLGI. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v), (vi) and
(vii) shall be included and those under clauses (i), (ii), (iii), (iv) and
(viii) shall not be so included. For purposes of this Section 4.08 only, the term "RELATED OBLIGOR" shall mean TLGI or a Restricted Subsidiary of TLGI.

          Section 4.09. LIMITATION ON ISSUANCES AND SALE OF PREFERRED STOCK BY RESTRICTED SUBSIDIARIES.

          TLGI (a) will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to issue any Preferred Stock (other than (i) Preferred Stock issued to TLGI or a Wholly-Owned Subsidiary of TLGI and (ii) Preferred Securities of a Special Finance Subsidiary); and (b) will not permit any person to own any Preferred Stock of any Restricted Subsidiary of TLGI (other than (i) Preferred Stock owned by TLGI or a Wholly-Owned Subsidiary of TLGI and (ii) Preferred Securities of a Special Finance Subsidiary); PROVIDED, HOWEVER, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary of TLGI owned by TLGI or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture or
(y) directors' qualifying shares or investments by foreign nationals mandated by applicable law.

          Section 4.10.  LIMITATION ON LIENS.

          TLGI will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom where the aggregate amount of Indebtedness secured by any such Liens, together with the aggregate amount of property subject to any Sale-Leaseback Transactions of TLGI and its Restricted Subsidiaries (other than Permitted Sale-Leaseback Transactions), exceeds 10% of TLGI's Consolidated Net Worth, unless (x) in the case of Liens securing Indebtedness that is subordinate or junior in right of payment to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Securities are equally and ratably secured except for (a) Liens existing as at the Measurement Date; (b) Liens securing the Securities; (c) Liens in favor of TLGI, LGII or any Wholly-Owned Subsidiary;
(d) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the provisions of this Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of TLGI or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (e) Permitted Liens.

          Section 4.11.  CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, TLGI will be obligated to make an offer to purchase (a "CHANGE OF CONTROL OFFER"), and shall purchase, on a Business Day (the "CHANGE OF CONTROL PURCHASE DATE") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Securities of each series properly tendered and not withdrawn at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof (or, in the case of an Original Issue Discount Security, the principal thereof (including any amount in respect of original issue discount) plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

          Notice of a Change of Control Offer shall be mailed by TLGI not later than the 30th day after the date of occurrence of the Change of Control to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a)  that the Change of Control Offer is being made pursuant to this
Section 4.11 and that all Securities validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

          (b) the purchase price (including the amount of accrued interest, if any) for each Security, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

          (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless TLGI shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by TLGI and reasonably acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

          (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) information concerning the business of TLGI, the most recent annual and quarterly reports of TLGI filed with the Commission pursuant to the Exchange Act (or, if TLGI is not then permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.17), a description of material developments in the business of TLGI, information with respect to PRO FORMA historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

          On the Change of Control Purchase Date, TLGI shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by TLGI.
The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by TLGI to the Holder thereof. TLGI will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

          TLGI shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by TLGI and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          TLGI will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer.

          Section 4.12.  DISPOSITION OF PROCEEDS OF ASSET SALES.

          (a) TLGI will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) or First Capital Life Insurance Company of Louisiana, National Capital Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries to, make any Asset Sale unless
(a) TLGI or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, the Credit Agreements (as required by the terms thereof) or any other Pari Passu Indebtedness, or are not so applied, TLGI or such Restricted Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of TLGI and its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("REPLACEMENT ASSETS"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Credit Agreements nor invested in Replacement Assets within the 180-day period described above constitute "EXCESS PROCEEDS" subject to disposition as provided below.

          (b) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, after satisfying any similar purchase obligations of TLGI or LGII under Senior Debt instruments outstanding as of the Issue Date, TLGI shall make an offer to purchase (an "ASSET SALE OFFER"), from all holders of each series of the Securities, not more than 40 Business Days thereafter, an aggregate principal amount of Securities equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof (or, in the case of an Original Issue Discount Security, the principal thereof (including any amount in respect of original issue discount) plus accrued and unpaid interest, if any, to the purchase date (the "ASSET SALE OFFER PRICE).

          (c) Notice of an Asset Sale Offer shall be mailed by TLGI to all Holders of Securities not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (1)  that the Asset Sale Offer is being made pursuant to this
Section 4.12;

          (2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Security, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

          (3) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (4) that, unless LGII shall default in the payment of the Asset Sale Offer Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

          (5) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by LGII and reasonably acceptable to the Trustee and the Paying Agent;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

          (7) that if Securities in a principal amount in excess of the Holder's PRO RATA share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, LGII shall purchase Securities on a PRO RATA basis among the Securities tendered (with such adjustments as may be deemed appropriate by LGII so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (8) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (9) the instructions that Holders must follow in order to tender their Securities; and

          (10) information concerning the business of TLGI, the most recent annual and quarterly reports of TLGI filed with the Commission pursuant to the Exchange Act (or, if TLGI is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.17), a description of material developments in the business of LGII and TLGI, information with respect to PRO FORMA historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

          (11) On the Asset Sale Purchase Date, TLGI shall (i) accept for payment, on a PRO RATA basis, Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the

Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by TLGI. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by TLGI to the Holder thereof. TLGI will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date.
To the extent that the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, TLGI or LGII, as the case may be, may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.12, the Trustee shall act as Paying Agent.

          (12) TLGI will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer.

          Section 4.13.  LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS.

          TLGI will not, and will not permit any of its Restricted
Subsidiaries (including, without limitation, LGII) to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of TLGI or any beneficial owner
(as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time or upon the happening of an event) of 5% or more of the Common Shares at any time outstanding ("INTERESTED
PERSONS"), unless (a) such transaction or series of related transactions are on terms that are no less favorable to TLGI or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of TLGI or Interested Persons, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000, TLGI has obtained a written opinion from an Independent
Financial Advisor stating that the terms of such transaction or series of transactions are fair to TLGI or its Restricted Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $2,500,000, TLGI shall have delivered an Officer's Certificate to the Trustee certifying that such transaction or series of transactions comply with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the Board of Directors of TLGI (including a majority of the disinterested directors); PROVIDED, HOWEVER, that this covenant will not restrict TLGI from
(i) paying dividends in respect of its Capital Stock permitted under Section 4.08, (ii) paying reasonable and customary fees to directors of TLGI or any Restricted Subsidiary who are not employees of TLGI or any Restricted Subsidiary, (iii) entering into transactions with its Wholly-Owned
Subsidiaries or permitting its Wholly-Owned Subsidiaries from entering into transactions with other Wholly-Owned Subsidiaries of TLGI, (iv) making loans or advances to senior officers and directors of TLGI or any Restricted Subsidiary not in excess of $6,000,000 in the aggregate at any one time outstanding, (v) guaranteeing loans made to officers and other employees of TLGI or any Restricted Subsidiaries in connection with TLGI's 1994 Management Equity Investment Plan not in excess of $6,000,000 in the aggregate at any tone time outstanding, (vi) making loans or advances to officers, employees or consultants of TLGI and its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of TLGI and its Restricted Subsidiaries, (vii) making other loans or advances to officers, employees or consultants of TLGI and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of TLGI and its Restricted Subsidiaries not in excess of $10,000,000 in the aggregate at any one time outstanding, (viii) making payments to officers or employees of TLGI or its Restricted Subsidiaries pursuant to obligations undertaken, at a time when such persons were not officers or employees of TLGI or its Restricted Subsidiaries, in connection with arms' length Asset Acquisitions or (ix) declaring or paying dividends on, or purchasing or redeeming, the Preferred Securities of a Special Finance Subsidiary.

          Section 4.14. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          TLGI will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of TLGI to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to TLGI or any other Restricted Subsidiary of TLGI, (c) make loans or advances to, or any Investment in, TLGI or any other Restricted Subsidiary of TLGI, (d) transfer any of its properties or assets to TLGI or any other Restricted Subsidiary of TLGI or (e) guarantee any Indebtedness of TLGI or any other Restricted Subsidiary of TLGI, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of TLGI or any Restricted Subsidiary of TLGI, (iii) customary restrictions on transfers of property subject to a Lien permitted under the provisions of this Indenture which could not materially adversely affect TLGI's ability to satisfy its obligations under the provisions of this Indenture and the Securities, (iv) any agreement or other instrument of a person acquired by TLGI or any Restricted Subsidiary of TLGI (or a Restricted Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in any agreement or instrument relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument and (vi) encumbrances and restrictions under Indebtedness in effect on the Issue Date (including under the Securities) and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Securities than those contained in the Indebtedness so refinanced or replaced.

          Section 4.15.  LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS.

          TLGI will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, enter into any Sale-Leaseback Transaction with respect to any property of TLGI or any of its Restricted Subsidiaries where the aggregate amount of property subject to such Sale-Leaseback Transactions, together with the aggregate amount of Liens securing Indebtedness of TLGI and its Restricted Subsidiaries (other than Permitted Liens), exceeds 10% of TLGI's Consolidated Net Worth. Notwithstanding the foregoing, TLGI and its Restricted Subsidiaries may enter into Sale-Leaseback Transactions ("PERMITTED SALE-LEASEBACK TRANSACTIONS") with respect to property acquired or constructed after the Issue Date; PROVIDED that
(a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of TLGI or such Restricted Subsidiary, as the case may be, and
(b) after giving PRO FORMA effect to any such Sale-Leaseback Transaction and the foregoing clause (a), TLGI would be able to incur $1.00 of additional Indebtedness pursuant to 4.07 (assuming a market rate of interest with respect to such additional Indebtedness).

          Section 4.16.  LIMITATION ON APPLICABILITY OF CERTAIN COVENANTS.

          During any period of time that (i) the ratings assigned to the Securities by each of S&P and Moody's (collectively, the "RATING AGENCIES") are no less than BBB-and Baa3, respectively (the "INVESTMENT GRADE RATINGS"), and
(ii) no Default or Event of Default has occurred and is continuing, TLGI and its Restricted Subsidiaries (including, without limitation, LGII) will not be subject to the covenants contained in Sections 4.07, 4.08, 4.09, 4.12, 4.13 and
4.14 (collectively, the "SUSPENDED COVENANTS"). If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter TLGI and its Restricted Subsidiaries will be subject, on a prospective basis, to the Suspended Covenants (until the Rating Agencies have again assigned Investment Grade Ratings to the Securities) and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the covenant contained in Section 4.07 as if such covenant had been in effect at all times after the Measurement Date.

          Section 4.17   COMMISSION REPORTS.

          TLGI shall file with the Commission, or if not permitted or required to so file will deliver to the Trustee, the annual reports, quarterly reports and the information, documents and other reports required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not TLGI has a class of securities registered under the Exchange Act. In accordance with the provisions of TIA Section 314(a), TLGI shall file with the Trustee and provide to each Holder, within 15 days after it files them with the Commission (or if such filing is not permitted under the Exchange Act, 15 days after TLGI would have been required to make such filing), copies of such reports. TLGI also shall comply with the other provisions of TIA Section 314(a). In addition, TLGI shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to TLGI's stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Registrar.

          Section 4.18.  RULE 144A INFORMATION REQUIREMENT.

          If at any time TLGI is no longer subject to the reporting requirements of the Exchange Act, it will furnish to the Holders or beneficial holders of the Securities and prospective purchasers of the Securities designated by the holders of the Securities, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          Section 4.19.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          TLGI covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive TLGI from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) TLGI hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE FIVE

                               SUCCESSOR CORPORATION

          Section 5.01.  WHEN TLGI OR LGII MAY MERGE, ETC.

          (a) TLGI will not, and will not permit LGII to, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and TLGI will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of TLGI or LGII or TLGI and its Restricted Subsidiaries, taken as a whole, or LGII and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, TLGI or LGII or the Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which TLGI or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of TLGI, LGII or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "SURVIVING ENTITY") shall be a corporation organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province thereof and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant and obligation of this Indenture and the Securities on the part of TLGI to be performed or observed and, in each case, this Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and TLGI, LGII or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to Section
4.07 (assuming a market rate of interest with respect to such additional Indebtedness); (c) immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of TLGI, LGII or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of TLGI or LGII, as the case may be, immediately before such transaction or series of transactions; and (d) TLGI or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with; PROVIDED, HOWEVER, that solely for purposes of computing amounts described in subclause
(C) of Section 4.08, any such successor person shall only be deemed to have succeeded to and be substituted for TLGI or LGII, as the case may be, with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

          Section 5.02.  SUCCESSOR SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of TLGI or LGII in accordance with Section 5.01 hereof, the successor person or persons formed by such consolidation or into which TLGI is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, TLGI under this Indenture and the Securities with the same effect as if such successor had been named as TLGI herein; PROVIDED, HOWEVER, that solely for purposes of computing amounts described in subclause (C) of Section 4.08, any such successor person shall only be deemed to have succeeded to and be substituted for TLGI with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                    ARTICLE SIX

                                     REMEDIES

          Section 6.01. EVENTS OF DEFAULT. "EVENT OF DEFAULT", wherever used herein with respect to Securities of any series, means any one or more of the following events (whatever the reason for such Event of Default), unless it is earlier inapplicable to a particular series or is specifically deleted or modified in or pursuant to the Board Resolutions or supplemental indenture establishing such series of Securities or in the form of Security for such series:

          (a) default in the payment of the principal of or premium, if any, on the Securities of such series as and when the same shall become due and payable (upon maturity, acceleration, optional redemption, required purchase, scheduled principal payment, by declaration or otherwise); or

          (b) default in the payment of any installment of interest upon any of the Securities of such series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (c) failure on the part of TLGI duly to observe or perform any other term, covenant or agreement contained in the Securities of such series or pursuant to the provisions of this Indenture (other than Defaults specified in clause (a) or (b) above) and such Default continues for a period of 60 days after the date on which written notice of such Default requiring TLGI to remedy the same shall have been given (i) to TLGI by the Trustee by registered mail, or
(ii) to TLGI and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding; or

          (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which TLGI or any Restricted Subsidiary of TLGI (including, without limitation, LGII) then has outstanding Indebtedness in excess of $20,000,000 (including Securities of another series), individually or in the aggregate, and either
(i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000, either individually or in the aggregate, shall be entered against TLGI or any Restricted Subsidiary of TLGI

(including, without limitation, LGII) or any of their respective properties and shall not be discharged or bonded against or stayed and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

          (f)  either (i) the collateral agent under the Collateral Agreement or
(ii) any holder of at least $20,000,000 in aggregate principal amount of Indebtedness of TLGI or any of its Restricted Subsidiaries (including, without limitation, LGII) shall commence judicial proceedings to foreclose upon assets of TLGI or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $20,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

          (g) TLGI or any Significant Subsidiary of TLGI pursuant to or under or within the meaning of any Bankruptcy Law:

          (1)  commences a voluntary case or proceeding;

          (2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

          (3) consents to the appointment of a Custodian of it or for all or substantially all of its property;

          (4)  makes a general assignment for the benefit of its creditors; or

          (5) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (1) is for relief against TLGI or any Significant Subsidiary of TLGI in an involuntary case or proceeding,

          (2) appoints a Custodian of TLGI or any Significant Subsidiary of TLGI for all or substantially all of its properties, or

          (3) orders the liquidation of TLGI or any Significant Subsidiary of TLGI,

and in each case the order or decree remains unstayed and in effect for 60 days; or

          (i) any other Event of Default provided with respect to the Securities of such series; or

           (j) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to the Securities of such series, as and when such obligation shall become due and payable.

          Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust

Officer at the Corporate Trust Office of the Trustee by LGII, TLGI, the Paying Agent, any Holder, any holder of Indebtedness or any of their respective agents.

          Section 6.02. ACCELERATION. If an Event of Default (other than as specified in Section 6.01(g) or 6.01(h)) occurs and is continuing with respect to the Securities of any series then Outstanding, the Trustee, by written notice to TLGI, or the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Trustee and TLGI, may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series, premium, if any, and accrued and unpaid interest, if any, on all of the Securities of such series to be due and payable immediately, upon which declaration, all amounts payable in respect of the Securities of such series shall be immediately due and payable. If an Event of Default specified in Section 6.01(g) or 6.01(h) occurs and is continuing, then the unpaid principal amount (or, if the Securities of any series then Outstanding are Original Issue Discount Securities, such portion of the principal amounts as may be specified in the terms of each such series), premium, if any, and accrued and unpaid interest on all Securities of each series then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act by the Trustee or any Securityholder.

          After a declaration of acceleration hereunder with respect to Securities of any series, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to TLGI and the Trustee, may rescind and annul such declaration and its consequences if (a) TLGI has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under Section
7.08 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities of such series, (iii) the principal of and premium, if any, on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities of such series, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal which has become due otherwise than by such declaration of acceleration at the rate borne by the Securities of such series; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities of such series that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04; but no such rescission and annulment shall extent to or shall affect any subsequent default, or shall impair any right consequent thereon.

          No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

          Section 6.03.  OTHER REMEDIES.

          TLGI covenants that (a) if default shall be made in the payment of any installment of interest upon any of the Securities of any series then Outstanding as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) if default shall be made in the payment of the principal of any of the Securities of such series as and when the same shall have become due and payable, whether at maturity of the Securities of such series or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, TLGI will pay to the Trustee, for the benefit of the Holders of the Securities, the whole amount that then shall have become due and payable on all such Securities of such series for principal or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

          If TLGI shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against TLGI or any other obligor on the Securities of such series and collect in the manner provided by law out of the property of TLGI or any other obligor on the Securities of such series, wherever situated, the moneys adjudged or decreed to be payable.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suits or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities of the series in respect of which such judgment has been recovered.

          Section 6.04.  WAIVER OF PAST DEFAULTS.  Subject to the provisions of
Section 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series by notice to the Trustee may, on behalf of the Holders of all the Securities of any such series, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

          Section 6.05. DIRECTION OF PROCEEDINGS; WAIVER OF DEFAULTS BY MAJORITY OF SECURITYHOLDERS. The Holders of a majority in aggregate principal amount of the Securities of any series then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Securities of such series; PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or (c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and PROVIDED, FURTHER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Holders of a majority in aggregate principal amount of the Securities of any series then Outstanding may on behalf of the Holders of all of the Securities of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of interest, if any, on, or the principal of, the Securities of such series. The provisions of Section 316(a)(1)(B) of the Trust Indenture Act of 1939 are expressly excluded herefrom. Upon any such waiver TLGI, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of

Default or impair any right consequent thereon. Whenever any default or Event or Default hereunder shall have been waived as permitted by this Section 6.05, said default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.

          Section 6.06. LIMITATION ON SUITS. No Holder of any Securities of any series then Outstanding shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture of the Securities or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder or thereunder, unless: (1) the Holder gives written notice to the Trustee of a continuing Event of Default; (2) the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder; (3) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding do not give the Trustee a direction which is inconsistent with the request; it being understood and intended, and being expressly covenanted by the Holder of every Security of such series with every other taker and Holder and the Trustee, that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of the Securities to affect, disturb or prejudice the rights of any other Holder of such Securities of such series, or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture or the Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such series.

          Section 6.07. RIGHT OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provisions in this Indenture, the right of any Holder of any Security to receive payment of the principal of and interest, if any, on such Security, on or after the respective due dates expressed in such Security, or, if applicable, to convert such Security as provided in Article Thirteen, or to institute suit for the enforcement of any such payment on or after such respective dates or for the enforcement of any such right to convert shall not be impaired or affected without the consent of such Holder.

          Section 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against TLGI or any other obligor on the Securities for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIMS. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to TLGI (or any other obligor on the Securities of such series), its or their creditors or its or property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10. APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee pursuant to Section 6.10 with respect to Securities of any series then Outstanding shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

          FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the trustee pursuant to Section 7.08 except as a result of its negligence or bad faith;

          SECOND: If the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest, if any, on the Securities of such series, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, if any, at the rate borne by the Securities of such series, such payment to be made ratably to the Persons entitled thereto;

          THIRD: If the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal (including any premium, if any) and interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and interest, if any, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest, or of any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal such series for principal (including any premium, if any) and accrued and unpaid interest; and

          FOURTH: To the payment of any surplus then remaining to TLGI, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

          No claim for interest which in any manner at or after maturity shall have been transferred or pledged separate or apart from the Securities to which it relates, or which in any manner shall have been kept alive after maturity by an extension (otherwise than pursuant to an extension made pursuant to a plan proposed by TLGI to the Holders of all Securities of any series then Outstanding), purchase, funding or otherwise by or on behalf or with the consent or approval of TLGI shall be entitled, in case of a default hereunder, to any benefit of this Indenture, except after prior payment in full of the principal of all Securities of any series then Outstanding and of all claims for interest not so transferred, pledged, kept alive, extended, purchased or funded.

          The Trustee, upon prior written notice to TLGI, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

          Section 6.11. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.11 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders, holding in the aggregate more than ten percent in principal amount of the Securities of any series then Outstanding, or to any suit instituted by any Securityholders for the enforcement of the payment of the principal of, or interest, if any, on any Security against TLGI on or after the due date expressed in such Security or for the enforcement of the right to convert any Security in accordance with Article Thirteen. The provisions of
Section 315(e) of the Trust Indenture Act of 1939 are expressly excluded herefrom.

          Section 6.12. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case LGII, TLGI, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 6.13. REMEDIES CUMULATIVE AND CONTINUING. All powers and remedies given by this Article Six to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Securityholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the Provisions of Section 6.06, every power and remedy given by this Article Six or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.


                                   ARTICLE SEVEN

                                      TRUSTEE

          Section 7.01. DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT.

          (a) In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (i) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred;

               (1) the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished by the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          Section 7.02. CERTAIN RIGHTS OF THE TRUSTEE. Subject to Section 7.01 hereof and the provisions of TIA Section 315:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in the document.

          (b) any request, direction, order or demand of TLGI mentioned herein shall be sufficiently evidenced by an Officer's Certificate or Issue Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of TLGI, and before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

          (e) the Trustee may consult with counsel of its own choosing and the written advice or Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with the advice or Opinion of Counsel.

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or documentation requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by TLGI or, if paid by the Trustee or any predecessor Trustee, shall be repaid by TLGI upon demand, and the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (g) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture (including, without limitation, pursuant to Section 6.01), unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

          Section 7.03.  TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS,
ETC.

          The Trustee, any Paying Agent, Registrar or any other agent of TLGI or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.11 and 7.12 and TIA Sections 310 and 311, may otherwise deal with TLGI with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

          Section 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or of any prospectus used to sell the Securities, it shall not be accountable for the use or application by TLGI of any of the Securities or of the proceeds thereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

          Section 7.05. NOTICE OF DEFAULT. The Trustee shall, within 90 days after the occurrence of a Default or an Event of Default , with respect to Securities of any series then Outstanding, mail to all Holders of Securities of such series, as the names and the addresses of such Holders appear upon the Security register, notice of all Default or Event of Default known to the Trustee with respect to such series, unless such defaults shall have been cured before the giving of such notice; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any of the Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 7.06.  MONEY HELD IN TRUST.  Subject to the provisions of
Section 8.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. Neither the Trustee nor any agent of TLGI or the Trustee shall be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with TLGI.

          Section 7.07.  REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be mailed to TLGI and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

          TLGI shall notify the Trustee in writing if the Securities become listed on any securities exchange.

          Section 7.08.  COMPENSATION AND INDEMNITY.

          TLGI covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and TLGI covenants and agrees to pay or reimburse the

Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursements or advance as may arise from its negligence or bad faith.

          TLGI also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its rights or duties hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify TLGI promptly of any claim asserted against the Trustee for which it may seek indemnity. TLGI shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and TLGI shall pay the reasonable fees and expenses of such counsel. TLGI need not pay for any settlement made without its prior written consent. TLGI need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the payment obligations of TLGI in this Section 7.08, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except funds held in trust for the benefit of the Holders of particular Securities to pay principal of, premium, if any, or interest on particular Securities, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section
6.01 or in connection with Article Six hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expenses of administration under any bankruptcy law.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or (h), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The obligations of TLGI under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the obligations of TLGI pursuant to Article Eight and/or the termination of this Indenture.

          Section 7.09.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR
TRUSTEE.

          (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to TLGI and by mailing notice of such resignation to the Holders of then Outstanding Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, TLGI shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)   In case at any time any of the following shall occur:

          (i)   the Trustee shall fail to comply with the provisions of Section
     7.13 with respect to any series of Securities after written request therefor by TLGI or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series at least six months; or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.11 and shall fail to resign after written request therefor by TLGI or by any such Securityholder; or

          (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, TLGI may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of
Section 5.9, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deed proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to TLGI the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

          (d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.14.

          Section 7.10. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.13 and eligible under the provisions of Section 7.11, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          Section 7.11. PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia having a combined capital and surplus of at least $50,000,000 and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or District of Columbia authority, or a corporation or other Person permitted to act as trustee by the Commission. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Securities or any Affiliates of such obligor shall serve as Trustee upon the Securities. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.11, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.09.

          Section 7.12.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST TLGI.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.


          Section 7.13   QUALIFICATION OF TRUSTEE; CONFLICTING INTERESTS.

          (a) If the Trustee has or shall acquire any conflicting interest (as defined in subsection (c)), then within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in subsection (c)) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided below, resign, and TLGI shall take prompt steps to have a successor appointed in the manner provided in Section 7.09.

          (b) If the Trustee shall fail to comply with the provisions of subsection (a), the Trustee shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to the Securityholders in the manner and to the extent provided in Section 4.4 and, subject to the provisions of Section 5.9, unless the Trustee's duty to resign is stayed as provided below, any Securityholder who has been a bond fide holder of Securities for at least six months may, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Trustee fails, after written request thereof by such Securityholder, to comply with the provisions of subsection (a).

          Except in the case of a default in the payment of the principal of or interest on any Security, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by this
Section 7.13 if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that

          (i) the default under this Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and

          (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of Holders of the Securities.

          The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise. Any resignation of the Trustee shall become effecting only upon the appointment of a successor trustee in accordance with the provisions of Section 7.09 and such successor's acceptance of such an appointment.

          (c) For the purposes of this Section 7.13, the Trustee shall be deemed to have a conflicting interest with respect to Securities of any series if the Securities of such series are in default (as determined in accordance with the provisions of Section 5.1, but exclusive of any period of grace or requirement of notice) and

          (i) the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any other series or is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of TLGI are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture; provided that there shall be excluded from the operation of this paragraph, this Indenture with respect to the Securities of any other series and there shall also be so excluded any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of TLGI are outstanding if (x) this Indenture is and, if applicable, this Indenture and any series issued pursuant to this Indenture and such other indenture or indentures are wholly unsecured and rank equally, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act of 1939, that differences exist between the provisions of this Indenture with respect to Securities of such series and one or more other series, or the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities to such series and such other series or under this Indenture or such other indenture or indentures, or (y) TLGI shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to Securities of such series and such other series, or under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities of such series and such other series, or under this Indenture and such other indentures;

          (ii) the Trustee or any of its directors or executive officers is an underwriter for TLGI;

          (iii) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriters for TLGI;

          (iv) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of TLGI, or of an underwriter (other than the Trustee itself) for TLGI who is currently engaged in the business of underwriting, except that (x) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of TLGI, but may not be at the same time an executive officer or both the Trustee and TLGI;
     (y) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of TLGI, and (z) the Trustee may be designated by TLGI or by any underwriter for TLGI to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of subsection (c)(i) of this Section, to act as trustee, whether under an indenture or otherwise;

          (v) 10% or more of the voting securities of the Trustee is beneficially owned either by TLGI or by any director, partner or executive officer thereof, or 20% or of such voting securities is beneficially owned, collectively, by any two or more of such person; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for TLGI or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

          (vi) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (x) 5% or more of the voting securities of 10% or more of any other class of security of TLGI, not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (y) 10% or more of any class of security of an underwriter for TLGI;

          (vii) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, TLGI;

          (viii)the Trustee is the beneficial owner of, or holds as collateral Security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustees, owns 50% or more of the voting securities of TLGI;

          (ix) the Trustee owns on the date of default (as determined in accordance with the provisions of Section 5.1, but exclusive of any period of grace or requirement of notice) or on any anniversary of such default while such default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (vi), (vii) or (viii) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities of 25% of any such class of security. Promptly after the dates of any such default and annually in each succeeding year that the Securities remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If TLGI fails to make payment in full of principal of or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of this holdings of such Securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such Securities so held by the Trustee, with sole or joint control over such Securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs
     (vi), (vii) and (viii) of this subsection; or

          (x)   except under the circumstances described in paragraphs (1), (3),
     (4), (5) or (6) of Section 6.13(b), the Trustee shall or shall become creditor of TLGI.

          For purposes of subsection (c)(i), the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided, that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

          The specification of percentages in subsections (c)(v) to (ix), inclusive, of this Section 7.13 shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control of the purposes of subsections (c)(iii) or (vii) of this Section 7.13.

          For the purposes of subsections (c)(vi), (vii), (viii) and (ix) of this Section 7.13, only,

          (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness;

          (ii) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and

          (iii) the Trustee shall not be deemed to be the owner or holder of
     (x) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause
     (ii) above, or (y) any Security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (z) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

          Except as provided above, the word "security" or "securities" as used in this Section 7.13 shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant to right to subscribe to or purchase, any of the foregoing.

          (d)   For purposes of this Section 7.13:

          (i) the term "underwriter" when used with reference to TLGI shall mean every person who, within a one year period prior to the time as of which the determination is made, was an underwriter of any security of TLGI outstanding at the time of the determination;

          (ii) the term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated;

          (iii) the term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof; as used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security;

          (iv) the term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any Security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustee or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person;

          (v)   the term "Issuer" shall mean any obligor upon the Securities;
     and

          (vi) the term "executive officer" shall mean the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

          (e) The percentage of voting securities and other securities specified in this Section 7.13 shall be calculated in accordance with the following provisions:

          (i) a specified percentage of the voting securities of the Trustee, TLGI or any other person referred to in this Section 7.13 (each of whom is referred to in this Section 7.13 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitled the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person;

          (ii) a specified percentage of a class of securities of a person means such percentage amount of securities of the class outstanding;

          (iii) the term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of Security;

          (iv) the term "outstanding" means issued and not held by or for the account for TLGI; the following securities shall not be deemed within the meaning of this definition;

                (A) securities of an issuer held in a sinking fund relating to securities of TLGI of the same class;

                (B) securities of an issuer held in a sinking fund relating to another class of securities of TLGI, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                (C) securities pledged by TLGI thereof as security for an obligation of TLGI not in default as to principal or interest or otherwise; and

                (D) securities held in escrow if placed in escrow by TLGI thereof; provided, that any voting securities of an issuer shall be deemed outstanding if any person other than TLGI is entitled to exercise the voting rights thereof; and

          (v) a security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided that, in the case of secured evidences of indebtedness, all of which are issued under the single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

          Section 7.14 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to TLGI and to its predecessor to an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective as such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, when like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of TLGI or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 8.04, pay over to the successor trustee all moneys at time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, TLGI shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.08.

          If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, TLGI, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

          No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 7.14 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of
Section 7.13 and eligible under the provisions of Section 7.11.

          Upon acceptance of appointment by any successor trustee as provided in this Section 7.14, TLGI shall give notice thereof to the Holders of Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.09. If TLGI fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustees shall cause such notice to be given at the expense of TLGI.

          Section 7.15 APPOINTMENT OF AUTHENTICATING AGENT. As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval TLGI an authenticating agent (the "AUTHENTICATING AGENT") which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.11. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a certificate of authentication executed on behalf of the Trustee by such authenticating Agent. Such authenticating Agent shall at all times be a corporation organized and doing business under the laws the United States of America or of any state or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,00,000 (determined as provided in Section 7.11 with respect to the Trustee) and subject to supervision or examination by federal or state authority.

          Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to TLGI. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to TLGI.

          Upon receiving such notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.15 with respect to one or more series of Securities, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to TLGI and TLGI shall provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 11.02. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. TLGI agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

         Sections 7.02, 7.03, 7.04 and 10.03 shall be applicable to any Authenticating Agent.


                                    ARTICLE EIGHT

                       SATISFACTION AND DISCHARGE OF INDENTURE

         Section 8.01 SATISFACTION AND DISCHARGE OF INDENTURE. (A) If at any time (a) TLGI shall have paid or caused to be paid the principal of and interest, if any, on all the Securities Outstanding (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11) as and when the same shall have become due and payable, or (b) TLGI shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 2.11); and if, in any such case, TLGI shall also pay or cause to be paid all other sums payable hereunder by TLGI, then this Indenture shall cease to be of further effect, and the Trustee, on demand of TLGI accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of TLGI, shall execute proper instruments acknowledging such satisfaction and discharging this Indenture. TLGI agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Securities.

         (B) If at any time (a) TLGI shall have paid or caused to be paid the principal of and interest, if any, on all the Securities of any series Outstanding (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11) as and when the same shall have become due and payable, or (b) TLGI shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11), or (c) in the case of any series of Securities with respect to which the exact amount described in clause (ii) below can be determined at the time of making the deposit referred to in such clause (ii), (i) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) TLGI shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series, cash in an amount (other than moneys repaid by the Trustee or any Paying Agent to TLGI in accordance with Section 8.04) or direct obligations of the United States of America, backed by its full faith and credit ("U.S. GOVERNMENT OBLIGATIONS"), maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal of and interest, if any, on all Securities of such series on each date that such principal or interest, if any, is due and payable, and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series; then TLGI shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such series on the date of the deposit referred to in clause (ii) above and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except, in the case of clause (c) of this Section 8.01(B), as to (i) rights of registration of transfer and exchange of Securities of such series, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities of such series, (iii) rights of Holders of Securities of such series to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (vi) the obligations of TLGI under Section 4.02 with respect to Securities of such series and (vii) the obligations of TLGI under Article Thirteen) and the Trustee, on demand of TLGI accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of TLGI, shall execute proper instruments acknowledging the same.

         (C) The following provisions shall apply to the Securities of each series (other than Securities that are convertible into Common Stock) unless specifically otherwise provided in a Board Resolution, Officer's Certificate or indenture supplement hereto provided pursuant to Section 2.01. In addition to discharge of this Indenture pursuant to the next preceding paragraph, in the case of any series of Securities with respect to which the exact amount described in subparagraph (a) below can be determined at the time of making the deposit referred to in such subparagraph (a), TLGI shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series on the 91st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities of such series, (iii) rights of Holders of Securities of such series to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any,
(iv) the rights, obligations, duties and immunities of the Trustee hereunder,
(v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (vi) the obligations of TLGI under Section 4.02 with respect to Securities of such series and (vii) the obligations of TLGI under Article Thirteen) and the Trustee, on demand of TLGI accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of TLGI, shall execute proper instruments acknowledging the same, if

         (a) with reference to this provision TLGI has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series (i) cash in an amount, or (ii) U.S. Government Obligations, maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal of and interest, if any, on all Securities of such series on each date that such principal or interest, if any, if due and payable, and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

         (b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which TLGI is a party or by which it is bound; and

         (c) TLGI has delivered to the Trustee an Opinion of Counsel based on the fact that (x) TLGI has received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

         Section 8.02.  INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS; REPAYMENT.

         TLGI shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

         Anything in Section 8.01 to the contrary notwithstanding, the Trustee shall deliver or pay to TLGI from time to time upon the request, in writing, by TLGI any money or U.S. Government Obligations held by it as provided in
Section 8.01 above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

         Section 8.03.  APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT
OF SECURITIES. Subject to Section 8.04, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Sections 8.01 shall be held in trust, and such moneys and all moneys from such U.S. Government Obligations shall be applied by it to the payment, either directly or through any Paying Agent (including TLGI acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys and U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any, but such moneys need not be segregated from other funds except to the extent required by law. The Trustee and any Paying Agent shall promptly pay to TLGI, upon the written request of TLGI, any excess moneys or U.S. Government Obligations held by them at any time, including all moneys deposited with the Trustee pursuant to Section 8.01(B) and held by it or any Paying Agent for the payment of Securities subsequently converted.

         Section 8.04.  REPAYMENT TO TLGI.

         Subject to Sections 7.08 and 8.01, the Trustee shall promptly pay to TLGI, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.01 or 8.02, held by it at any time. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any, on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest, if any, shall have become due and payable, shall, upon the written request of TLGI and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to TLGI by the Trustee for such series or such Paying Agent, and the Holder of the Securities of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to TLGI for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

         In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of TLGI, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

         Section 8.05.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then TLGI's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if TLGI has made any payment of principal of, premium, if any, or interest on any Securities of such series because of the reinstatement of its obligations, TLGI shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                     ARTICLE NINE

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
SECURITYHOLDERS.

         TLGI, when authorized by a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

         (a) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as to TLGI may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities;

         (b) to evidence the succession of another corporation to TLGI, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of TLGI pursuant to Article Five;

         (c) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02 and to provide for adjustment of conversion rights pursuant to Section 13.05;

         (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

         (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.14; and

         (f) to add to the covenants of TLGI such further covenants, restrictions, conditions or provisions as TLGI and the Trustee shall consider to be for the protection of the Holders of all or any series of Securities (and if such covenants, restrictions, conditions or provisions are to be for the protection of less than all series of Securities, stating that the same are expressly being included solely for the protection of such series), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided, in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such Event of Default.

         The Trustee is hereby authorized to join with TLGI in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this
Section 9.01 may be executed without the consent of the Holders of any of the Securities then Outstanding, notwithstanding any of the provisions of Section 9.02.

         Notwithstanding the above, the Trustee and TLGI may not make any change that adversely affects the rights of any Holders hereunder. TLGI shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph (a) or (f) of this Section 9.01 does not adversely affect the rights of any Holder.

         Section 9.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF
SECURITYHOLDERS.

         With the consent (evidenced as provided in Article Ten) of the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding of any series affected by such supplemental indenture, TLGI, when authorized by a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of such series; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest, if any, thereon (or, in the case of an Original Issue Discount Security, reduce the rate of accrual of original issue discount thereon), or reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the Company thereof (or the time at which any such redemption, repayment or purchase may be made), or make the principal thereof (including any amount in respect of original issue discount), or interest, if any, thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms of the Securities, or reduce the portion of the principal amount of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.01 or the amount thereof provable in bankruptcy pursuant to Section 6.02, or impair or affect the right of any Securityholder to institute suit for the payment or conversion thereof or materially and adversely affect the right to convert the Securities in accordance herewith or, if the Securities provide therefor, any right of repayment or purchase at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected. No consent of any Holder of any Security shall be necessary under this Section 9.02 to permit the Trustee and TLGI to execute supplemental indentures pursuant to Sections 5.01, 9.01 and 13.05.

         A supplemental indenture which changes or eliminates any covenant, Event of Default or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

         Upon the request of TLGI, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of TLGI authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities and aforesaid and other documents, if any required by Section 10.01, the Trustee shall join with TLGI in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by TLGI and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Trustee shall give notice thereof to the Holders of then Outstanding Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security register. Any failure of TLGI to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment of or supplement to this Indenture, or each series of the Securities shall comply with the TIA as then in effect.

         Section 9.04.  EFFECT OF SUPPLEMENTAL INDENTURE.

         Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, TLGI and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes and every Holder of Securities of each series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security of any series, the Trustee shall (in accordance with the specific direction of TLGI) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of TLGI) in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders and return it to the Holder. Alternatively, if TLGI or the Trustee so determines, new Securities of any series so modified as to conform, in the opinion of the Trustee and TLGI, to any modification of this Indenture contained in any such supplemental indenture may be prepared by TLGI, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 9.06.  TRUSTEE MAY SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon TLGI in accordance with its terms.


                                     ARTICLE TEN

                            CONCERNING THE SECURITYHOLDERS

         Section 10.01 EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee and TLGI, if made in the manner provided in this Article Ten.

         Section 10.02 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES. Subject to Sections 7.01 and 7.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

         (a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same.

         (b) The ownership of Securities shall be proved by the Security register or by a certificate of the Security registrar.

         Section 10.03 HOLDERS TO BE TREATED AS OWNERS. TLGI, the Trustee and any agent of TLGI or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest, if any, on such Security and for all other purposes; and neither TLGI nor the Trustee nor any agent of TLGI or the Trustee shall be affected by any notice to the contrary.

         Section 10.04 SECURITIES OWNED BY TLGI DEEMED NOT OUTSTANDING. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by TLGI or any other obligor on the Securities with respect to which such determination is being made or by any Affiliate of TLGI or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not TLGI or any other obligor upon the Securities or any Affiliate of TLGI or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, TLGI shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Securities, if any, known by TLGI to be owned or held by or for the account of any of the above described Persons; and, subject to Sections 7.01 and 7.02, the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purposes of any such determination.

         Section 10.05 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article Ten, revoke such action so far as concerns such Security, provided that such revocation shall not become effective until three business days after such filing. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon TLGI, the Trustee and the Holders of all the Securities affected by such action.

         Section 10.06 RECORD DATE FOR CONSENTS AND WAIVER. TLGI may, but shall not be obligated to, direct the Trustee to establish a record date for the purpose of determining the Persons entitled to (i) waive any past default with respect to the Securities of such series in accordance with Section 6.05 of this Indenture, (ii) consent to any supplemental indenture in accordance with
Section 9.02 of this Indenture, or (iii) waive compliance with any term, condition or provision of any covenant hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and any such Persons, shall be entitled to waive any such past default, consent to any such supplemental indenture or waive compliance with any such term, condition or provision, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities of such series prior to the date which is the 180th day after such record date, any such waiver or consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.


                                    ARTICLE ELEVEN

                                    MISCELLANEOUS

         Section 11.01. CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939.

         If and to the extent that any provision of this Indenture Limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, or is deemed applicable to this Indenture by virtue of the provisions of this Trust Indenture Act of 1939, such required provision shall control.

         Section 11.02. NOTICES.

         Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on TLGI, or as required pursuant to the Trust Indenture Act of 1939, may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of TLGI is filed by TLGI with the Trustee) to TLGI at 50 East RiverCenter Boulevard, Covington, Kentucky 41011, Attention: ___________, with a copy to: The Loewen Group Inc., 4126 Norland Ave., Burnaby, British Columbia, Canada V56358. Any notice, direction, request or demand by TLGI or any Holder of Securities to or upon the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with TLGI) to Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, Attention: ____________.

         Where this Indenture provides for notice to Holders of Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holder shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail any notice when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be sufficient notice.

         Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

         Section 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The obligors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

         Section 11.04. OFFICER'S CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN.

         Upon any application or demand by TLGI to the Trustee to take any action under any of the provisions of this Indenture, or as required pursuant to the Trust Indenture Act of 1939, TLGI shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture (other than a certificate provided pursuant to Section 3.03(d)) and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement or opinion of an officer of TLGI may be based, insofar as it related to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of TLGI, upon the certificate, statement or opinion of or representations by an officer or officers of TLGI, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of TLGI or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant or firm of accountants in the employ of TLGI, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm in independent.

         Section 11.05. PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS.

         If the date of maturity of principal of or interest, if any, on the Securities of any series or the date fixed for redemption, purchase or repayment of any such Security or at the last date for conversion of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest, if any, or principal need not be made on such date and such conversion need not be made by such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, purchase or repayment or the last date of such conversion, and, in the case of payment, no interest shall accrue for the period after such date.

         Section 11.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         Section 11.07. GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF APPLICABLE FEDERAL LAW. The Trustee, TLGI and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

         Section 11.08. CONSENT TO SERVICE OF PROCESS.

         TLGI irrevocably (a) agrees that any legal suit, action or proceeding arising out of or based upon this Indenture and the Securities issued hereunder may be instituted in any federal or state court located in the City of New York,
(b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and
(c) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. TLGI has appointed Thelen, Marrin, Johnson & Bridges LLP, 330 Madison Avenue, New York, New York 10017, Attention: David P. Graybeal, Esq., as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any suit, action or proceeding arising out of or based on this Indenture which may be instituted in any federal or state court located in The City of New York, expressly consents to the jurisdiction of any such court in respect of any suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. TLGI agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to TLGI shall be deemed, in every respect, effective service of process upon TLGI. Notwithstanding the foregoing, designation of an authorized agent does not constitute submission to jurisdiction or consent to service or process in any legal action or proceeding predicated on United States federal or state securities laws.

         Section 11.09. NO INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of TLGI or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 11.10. PARTNERS, INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF TLGI EXEMPT FROM INDIVIDUAL LIABILITY.

         No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future director, officer, employee, stockholder or Affiliate, as such, of TLGI, or any partner of TLGI or of any successor, either directly or through TLGI or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

         Section 11.11. SUCCESSORS.

         All agreements of TLGI in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         Section 11.12. DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

         Section 11.13. SEVERABILITY.

         In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         Section 11.14. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 11.15. PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS OF SENIOR INDEBTEDNESS AND OF SECURITIES.

         Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provisions herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors, the holders of the Holders of the Securities.


                                    ARTICLE TWELVE

                      REDEMPTION OF SECURITIES AND SINKING FUNDS

         Section 12.01 APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified, as contemplated by Section 2.01 for Securities of such series.

         Section 12.02 NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of TLGI shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

         The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest, if any, (or, in the case of Original Issue Discount Securities, original issue discount) accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest, if any, thereon or on the portions thereof to be redeemed (or, in the case of Original Issue Discount Securities, original issue discount) will cease to accrue and, if applicable, shall also specify the Conversion Price then in effect and the date on which the right to convert such Securities or the portions thereof to be redeemed will expire. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

         The notice of redemption of Securities of any series to be redeemed at the option of TLGI shall be given by TLGI or, at TLGI's request, by the Trustee in the name and at the expense of TLGI.

         On or before the redemption date specified in the notice of redemption given as provided in this Section 12.02, TLGI will deposit with the Trustee or with one or more Paying Agents (or, if TLGI is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 2.09) an amount of money sufficient to redeem on the redemption date all the Outstanding Securities of such series so called for redemption (other than those theretofore surrendered for conversion into Common Stock and deemed not to be Outstanding hereunder) at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption on all the Outstanding Securities of such series so called for redemption (other than those theretofore surrendered for conversion into Common Stock and deemed not to be Outstanding hereunder). If any Security called for redemption is converted pursuant hereto, any moneys deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to TLGI upon TLGI's request, or, if then held by TLGI, shall be discharged from such trust. TLGI will deliver to the Trustee at least 30 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee) an Officer's Certificate stating the aggregate principal amount of Securities to be redeemed. In case of a redemption at the election of TLGI prior to the expiration of any restriction on such redemption, TLGI shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section 12.02, an Officer's Certificate stating that such restriction has been complied with.

         If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify TLGI in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If any Security selected for partial redemption is surrendered for conversion after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Upon any redemption of less than all the Securities of a series, for purposes of selection for redemption TLGI and the Trustee may treat as Outstanding Securities surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption, and need not treat as Outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

         Section 12.03 PAYMENTS OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest, if any, accrued to the date fixed for redemption, and on and after said date (unless TLGI shall default in the payment of such Securities at the redemption price, together with interest, if any, accrued to said date) interest (or, in the case of Original Issue Discount Securities, original issue discount) on the Securities or portions of Securities so called for redemption shall cease to accrue, and such Securities shall cease from and after the date fixed for redemption (unless an earlier date shall be specified in a Board Resolution, Officer's Certificate or executed supplemental indenture referred to in Sections 2.02 and 2.01 by or pursuant to which the form and terms of the Securities of such series were established) to be convertible into Common Stock, and, except as provided in Sections 7.06 and 8.04, to be entitled to any other benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by TLGI at the applicable redemption price, together with interest, if any, accrued thereon on the date fixed for redemption; provided that payment of interest, if any, becoming due on or prior to the date fixed for redemption shall be payable to the Holders of Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.01 and 2.07 hereof.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the redemption price shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security, and such Security shall remain convertible into Common Stock until the redemption price of such Security (together with such interest thereon) shall have been paid or duly provided for.

         Upon presentation of any Security redeemed in part only, TLGI shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expenses of TLGI, a new Security or Securities of such series and of like tenor, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

         Section 12.04 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer's Certificate delivered to the Trustee at least 45 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) TLGI or (b) a Person specifically identified in such written statement as an Affiliate of TLGI.

         Section 12.05 MANDATORY AND OPTIONAL SINKING FUNDS. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an "optional sinking fund payment". The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date".

         In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, TLGI may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by TLGI or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by TLGI and delivered to the Trustee for cancellation pursuant to Section 2.12, (b) receive credit for Securities (not previously so credited) converted into Common Stock and so delivered to the Trustee for cancellation, (c) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section 2.09, or
(d) receive credit for Securities of such series (not previously so credited) redeemed by TLGI through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

         On or before the 60th day next preceding each sinking fund payment date for any series, TLGI will deliver to the Trustee an Officer's Certificate
(a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series to be so credited has theretofore been so credited,
(c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured or otherwise ceased to exist) and are continuing, and (d) stating whether or not TLGI intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which TLGI intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issue to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.12 to the Trustee with such Officer's Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer's Certificate shall be irrevocable and upon its receipt by the Trustee TLGI shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure to TLGI, on or before any such 60th day, to deliver such Officer's Certificate and Securities (subject to the parenthetical clause in the second preceding sentence) specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as such date, the irrevocable election of TLGI (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof, and (ii) that TLGI will make no optional sinking fund payment with respect to such series as provided in this
Section 12.05.

         If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 or a lesser sum if TLGI shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest, if any, to the date fixed for redemption. If such amount shall be $50,000 or less and TLGI makes no such request, then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 12.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by TLGI) inform TLGI of the serial numbers of the Securities of such series (or portions thereof) so selected. The Trustee, in the name and at the expense of TLGI (or TLGI, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in
Section 12.02 (and with the effect provided in Section 12.03) for the redemption of Securities of such series in part at the option of TLGI. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 12.05. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of and interest, if any, on, the Securities of such series at maturity.

         On or before each sinking fund payment date, TLGI shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest, if any, accrued to the date fixed for redemption of Securities to be redeemed on such sinking fund payment date.

         The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default with respect to such series except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from TLGI a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Seven and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in

Section 6.05 or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section
12.05 to the redemption of such Securities.


                                   ARTICLE THIRTEEN

                               CONVERSION OF SECURITIES

         Section 13.01 APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to the Securities of any series which are convertible into Common Stock or, if so provided in a Board Resolution, Officer's Certificate or executed supplemental indenture referred to in Sections
2.01 and 2.02 by or pursuant to which the form and terms of the Securities of such series were established, cash in lieu thereof, as and to the extent provided by the terms of the Securities of such series.

         Section 13.02 EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Conversion Agent at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 in principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any record date for such Security and the opening of business on the related interest payment date (or on such interest payment date), accompanied also by payment of an amount equal to the interest payable on such interest payment date on the portion of the principal amount of the Security being surrendered for conversion. Such notice shall also state the name or names (and address) in which the certificate or certificates for shares of common Stock shall be issued (or to whom payment in cash in lieu of Common Stock shall be made). Securities surrendered for conversion shall (if so required by TLGI or the Conversion Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to TLGI and the Conversion Agent duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, TLGI shall, subject to the provisions of Section 13.07, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of all shares of Common Stock issuable on conversion of such Security in accordance with the provisions of such Security and cash, as provided in Section 13.03, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion or, if so provided in a Board Resolution, Officer's Certificate or executed supplemental indenture referred to in Sections 2.01 and 2.02 by or pursuant to which the form and terms of the Securities of such series were established, cash in lieu of shares of Common Stock. Such conversion shall be at the Conversion Price in effect, and shall be deemed to have been effected, immediately prior to the close of business on the date (herein called the "DATE OF CONVERSION") on which such notice in proper form shall have been received by the Conversion Agent and such Security shall have been surrendered as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable, if any, upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that such surrender on any date when the stock transfers books of TLGI shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued, if any, as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice in proper form. In the case of conversion of a portion, but less than all, of a Security, TLGI shall execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of TLGI, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security. The right, if any, of a Holder of any Security to cause TLGI to redeem, purchase or repay such Security shall terminate upon receipt by TLGI of any notice of conversion of such Security.

         Section 13.03 FRACTIONAL INTERESTS. No fractions of shares or script representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this Section 13.03, be issuable on the conversion of any Security or Securities, TLGI shall make payment in lieu thereof in cash equal to the value of such fraction computed on the basis of the Last Sale Price of one share of Common Stock on the most recent Trading Day prior to the Date of Conversion. "LAST SALE PRICE" on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or
(ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market System or NASDAQ System or a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System or NASDAQ System on such Trading Day, then the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by TLGI for that purpose or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as determined by the Board of Directors. The term "TRADING DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on any of the above-mentioned exchanges or in such markets.

         Section 13.04 ADJUSTMENT OF CONVERSION PRICE. The conversion price or rate (herein called the "CONVERSION PRICE") for a series of Securities shall be as set forth in a Board Resolution, Officer's Certificate or executed supplemental indenture referred to in Sections 2.01 and 2.02 by or pursuant to which the form and terms of the Securities of such series were established, and, except as otherwise provided therein, shall be subject to adjustment from time to time as follows:

         (a) In case TLGI shall (1) pay a dividend or make a distribution in shares of Common Stock on the Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) combine its outstanding shares of Common Stock into a smaller number of shares,
    (4) issue by reclassification of its Common Stock any shares of capital stock of TLGI or (5) redeem any Associated Rights, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of TLGI which he would have owned immediately following such action had such Security been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (e) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If as a result of an adjustment made pursuant to this subsection (a), the Holder of any Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock (including shares of Common Stock and other capital stock) of TLGI, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

         (b) In case TLGI shall issue rights or warrants to all holders of Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at price per share less than the current market price per share (as determined pursuant to subsection (d) below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

              (1) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

              (2) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price), and of which

              (3) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

         Such adjustment shall become effective immediately, except as provide in subsection (e) below, after the record date for the determination of holders entitled to receive such rights or warrants.

         (c) In case TLGI shall distribute to substantially all holders of Common Stock, evidences of indebtedness, equity securities (including equity interests in TLGI's Subsidiaries) other than Common Stock, or other assets (other than cash dividends paid out of surplus of TLGI), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (b) above) then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (d) below) of the Common Stock on the record date mentioned below less then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (e) below, after the record date for the determination of stockholders entitled to receive such distribution.

         (d) For the purpose of any computation under subsections (b) and (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question.

         (e) In any case in which this Section 13.04 shall require that an adjustment be made immediately following a record date, TLGI may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case TLGI shall, with respect to any Security converted after such record date and before such adjustment shall have become effective,
    (i) defer paying any cash payment pursuant to Section 13.03 or issuing to the Holder of such Security the number of shares of Common Stock and other capital stock of TLGI issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of TLGI issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 13.03 and issue to such Holder the additional shares of Common Stock and other capital stock of TLGI issuable on such conversion.

         (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price; provided, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and, provided further, that adjustment shall be required and made in accordance with the provisions of this Article Thirteen (other than this subsection (f) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holders of Securities or Common Stock. All calculations under this Article Thirteen shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (g) Whenever the Conversion Price is adjusted as herein provided, TLGI shall promptly (i) file with the Trustee and each Conversion Agent an Officer's Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Securities in the manner provided in Section 11.04.

         Anything in this Section 13.04 to the contrary notwithstanding, TLGI shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 13.04, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by TLGI to its stockholders shall not be taxable.

         Section 13.05  CONTINUATION OF CONVERSION PRIVILEGE IN CASE OF
MERGER, CONSOLIDATION OR SALE OF ASSETS. If any of the following shall occur, namely: (a) any consolidation or merger of TLGI as a result of which the holders of Common Stock shall be entitled to receive stock, other securities or other assets (including cash) with respect to or in exchange for Common Stock; or (b) any sale, lease, exchange or other disposition of all or substantially all of the property and assets of TLGI as an entirety, then TLGI, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such consolidation, merger, sale, lease, exchange or other disposition, execute and deliver to the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act of 1939 as in force at the date of the execution thereof) providing that the Holder of each convertible Security then Outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon or in connection with such consolidation, merger, sale, lease, exchange or other disposition by a Holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such consolidation, merger, sale, lease, exchange or other disposition. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Thirteen. If, in the case of any such consolidation, merger, sale, lease, exchange or other disposition, the stock or other securities and property (including cash) receivable thereupon or in connection therewith by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale, lease, exchange or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.05 shall similarly apply to successive consolidations, mergers, sales, leases, exchanges or other dispositions.

         Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities in the manner provided in Section 11.02.

         Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, sale, lease, exchange or other disposition or to any adjustment to be made with respect thereto, but, subject to the provisions of Sections 7.01 and 7.02, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which TLGI shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 13.06  NOTICE OF CERTAIN EVENTS.  If:

         (a) TLGI shall declare a dividend (or any other distribution) payable to the holders of Common Stock otherwise than in cash; or

         (b) TLGI shall authorize the granting to all holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

         (c) TLGI shall authorize any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which TLGI is a party and for which approval of any stockholders of TLGI is required, or the sale, lease, exchange or other disposition of all or substantially all the property and assets of TLGI; or

         (d) there shall be authorized or ordered any voluntary or involuntary dissolution, liquidation or winding-up of TLGI;

then, TLGI shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 4.02, and shall cause to be mailed to each Holder of Securities, in the manner provided in
Section 11.02, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or
(2) such reclassification, change, consolidation, merger, sale, lease, exchange or other disposition, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, lease, exchange or other disposition, dissolution, liquidation or wind-up.

         Section 13.07 TAXES ON CONVERSION. TLGI will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that TLGI shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted (or payment of cash in lieu thereof to a Person other than such Holder) and no such issue or delivery (or payment) shall be made unless and until the Person requesting such issue or delivery (or payment) has paid to TLGI the amount of any such tax or has established, to the satisfaction of TLGI, that such tax has been paid. TLGI extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

         Section 13.08 TLGI TO PROVIDE STOCK. TLGI shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of convertible Securities from time to time as such Securities are presented for conversion; provided, however, that nothing contained herein shall be construed to preclude TLGI from satisfying its obligations in respect to the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of TLGI.

         If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then TLGI covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided, however, that nothing in this Section 13.08 shall be deemed to affect in any way the obligations of TLGI to convert Securities into Common Stock as provided in this Article Thirteen.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, TLGI will take all corporate action which may, in the opinion of counsel, be necessary in order that TLGI may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

         TLGI covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by TLGI and free of preemptive rights.

         Section 13.09 DISCLAIMER OF RESPONSIBILITY FOR CERTAIN MATTERS. Neither the Trustee, any Conversion Agent nor any agent of either shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the

Conversion Price, or with respect to the Officer's Certificate referred to in
Section 13.04(g), or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, any Conversion Agent nor any agent of either shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee, any Conversion Agent nor any agent of either makes any representation with respect thereto. Neither the Trustee, any Conversion Agent nor any agent of either shall be responsible for any failure of TLGI to issue, register the transfer of or delivery any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to Sections 7.01 and 7.02, to comply with any of the covenants of TLGI contained in this Article Thirteen.

         Section 13.10 RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF CONVERTED SECURITIES. Any funds which at any time shall have been deposited by TLGI or on its behalf with the Trustee or any Paying Agent for the purpose of paying the principal of and interest, if any, on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Indenture, shall forthwith after such conversion be repaid to TLGI by the Trustee or such Paying Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                             THE LOEWEN GROUP INC.



                             By:
                                    ------------------------------------------
                             Name:
                                    ------------------------------------------
                             Title:
                                    ------------------------------------------


[CORPORATE SEAL]

Attest:

By:
       ------------------------------------
Title:
       ------------------------------------


                             FLEET NATIONAL BANK, as Trustee



                             By:
                                    ------------------------------------------
                             Name:
                                    ------------------------------------------
                             Title:
                                    ------------------------------------------


[CORPORATE SEAL]

Attest:

By:
       ------------------------------------
Title:
       ------------------------------------